Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	January 15, 2015
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Fourth Quarter 2014 Net Income of $38.1 Million, an Increase of 8%, and Record Full Year 2014 Net Income of $151.4 Million, an Increase of 10%
ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $38.1 million or $0.75 per diluted common share for the fourth quarter of 2014 compared to net income of $40.2 million or $0.79 per diluted common share for the third quarter of 2014 and $35.3 million or $0.70 per diluted common share for the fourth quarter of 2013. The Company recorded record net income of $151.4 million or $2.98 per diluted common share in 2014 compared to net income of $137.2 million or $2.75 per diluted common share in 2013.
Highlights compared with the Third Quarter of 2014*:

•	Total loans, excluding covered loans and mortgage loans held-for-sale, increased by $357 million, or 10% on annualized basis, to $14.4 billion

•	Total assets increased by 17% on an annualized basis to $20 billion

•	Total deposits increased by $217 million, or 5% on an annualized basis, to $16.3 billion

•	Net interest income increased by $2.0 million to $153.7 million, while net interest margin, on a fully-taxable equivalent basis was unchanged at 3.46%

•	Wealth management revenue increased by $1.0 million to $18.6 million

•	Recorded various nonrecurring pre-tax charges including:

◦	$1.3 million of costs incurred upon entering into a sublease agreement on an existing property

◦	$615,000 loss related to a bank branch sale as a result of consolidating two branches

•
Non-performing loans as a percent of total loans, excluding covered loans, decreased to 0.55% from 0.58% and the allowance for loan losses as a percentage of total non-performing loans increased to 117% from 112%

•	Capital ratios remain strong with a tangible common equity ratio, assuming full conversion of preferred stock, of 8.4%

•	Completed a secured borrowing transaction of C$150 million at Canadian premium finance subsidiary

•	Expanded and restructured the existing $100 million credit facility into a $150 million facility including a $75 million revolving credit facility and a $75 million term credit facility.

* See "Supplemental Financial Measures/Ratios" on page 14/15 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported record annual net income in 2014. The Company grew significantly in 2014 as total assets increased by 11% during the year, eclipsing $20 billion. Growth in 2014 primarily resulted from leveraging our consistently strong loan pipeline to grow internally. The fourth quarter of 2014 was highlighted by continued loan and deposit growth, improvement in credit quality metrics, relatively stable net interest margin and increased wealth management revenues."
Mr. Wehmer continued, “The Company grew total loans, excluding covered loans and mortgage loans held-for-sale, by $357 million in the fourth quarter, primarily from growth in our commercial and life insurance premium finance portfolios. Strong loan growth near the end of the quarter contributed to a larger increase in period-end balances in the fourth quarter of 2014 when compared to the change in average loan balances. Deposits increased by $217 million largely due to growth in non-interest bearing accounts which now comprise 22% of the Company's total deposits."

 Commenting on credit quality, Mr. Wehmer noted, “The Company's commitment to timely addressing and resolving non-performing credits is evidenced by non-performing loans decreasing for the 5th quarter in a row to $78.7 million. Additionally, our allowance for loan losses coverage of non-performing loans increased. We continue to believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “The wealth management business units continue their successful expansion, increasing revenue by 15% over the prior year quarter. Our mortgage banking business continued its positive momentum in the fourth quarter as mortgage banking revenue for the fourth quarter of 2014 was 28% higher than the fourth quarter of 2013. We are pleased with our mortgage business performance as originations remained steady despite the seasonality headwind. Our mortgage pipeline remains strong and we expect to continue to pick up refinance business amidst the low interest rate environment. We believe that our mortgage banking business remains well positioned to grow both organically and through acquisitions."
Turning to the future, Mr. Wehmer stated, “2014 was a landmark year for expanding our visibility in the Chicago metropolitan and southern Wisconsin market areas. We now have 140 banking locations, adding 16 banking locations in 2014. Additionally, we are excited to move into the historic 231 S. LaSalle building in 2015. We will continue to evaluate strategic acquisitions and organic branch growth as part of our growth strategy with the goal of becoming Chicago's bank. Our pipelines for both internal growth and external growth remain consistently strong. We continue to take a steady and measured approach to achieve our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value."

The graphs below illustrate the Company's five year performance in total assets, total loans, excluding covered loans and loans held for sale, total deposits and tangible common book value per share.

The graph below depicts the Company's five year trend in net income.

The below graphs illustrate improvement in credit quality metrics over the past five quarters:

Wintrust’s key operating measures and growth rates for the fourth quarter of 2014, as compared to the sequential and linked quarters are shown in the table below:

				% or(5) basis point (bp) change from 3rd Quarter 2014		% or basis point (bp) change from 4th Quarter 2013
	Three Months Ended
(Dollars in thousands)	December 31, 2014	September 30, 2014	December 31, 2013
Net income	$38,133	$40,224	$35,288	(5)%		8%
Net income per common share – diluted	$0.75	$0.79	$0.70	(5)%		7%
Net revenue (1)	$211,376	$209,622	$188,669	1%		12%
Net interest income	$153,719	$151,670	$142,308	1%		8%
Net interest margin (2)	3.46%	3.46%	3.53%	—	bp	(7)	bp
Net overhead ratio (2) (3)	1.76%	1.67%	1.79%	9	bp	(3)	bp
Efficiency ratio (2) (4)	67.59%	65.76%	65.95%	183	bp	164	bp
Return on average assets	0.78%	0.83%	0.78%	(5)	bp	—	bp
Return on average common equity	7.51%	8.09%	7.56%	(58)	bp	(5)	bp
Return on average tangible common equity	9.82%	10.59%	9.92%	(77)	bp	(10)	bp
At end of period
Total assets	$20,010,727	$19,169,345	$18,097,783	17%		11%
Total loans, excluding loans held-for-sale, excluding covered loans	$14,409,398	$14,052,059	$12,896,602	10%		12%
Total loans, including loans held-for-sale, excluding covered loans	$14,760,688	$14,415,362	$13,230,929	10%		12%
Total deposits	$16,281,844	$16,065,246	$14,668,789	5%		11%
Total shareholders’ equity	$2,069,822	$2,028,508	$1,900,589	8%		9%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Supplemental Financial Information.”

Financial Performance Overview – Fourth Quarter 2014

For the fourth quarter of 2014, net interest income totaled $153.7 million, an increase of $2.0 million as compared to the third quarter of 2014 and an increase of $11.4 million as compared to the fourth quarter of 2013. The changes in net interest income on both a sequential and linked quarter basis are the result of the following:

•
Net interest income increased $2.0 million in the fourth quarter of 2014 compared to the third quarter of 2014. This increase in net interest income was primarily a result of loan growth and an improvement in loan yields, partially offset by a decline in the yield on covered loans.

•	Net interest income increased $11.4 million in the fourth quarter of 2014 compared to the fourth quarter of 2013, due to:

◦
Average loans, excluding covered loans, for the fourth quarter of 2014 increased by $1.4 billion compared to the fourth quarter of 2013. The growth in average loans, excluding covered loans, was partially offset by a 9 basis point decline in the yield on earning assets, resulting in an increase in total interest income of $12.1 million in the fourth quarter of 2014 compared to the prior year quarter.

◦
An increase in interest bearing deposits and the issuance of subordinated notes at the end of the second quarter of 2014 was partially offset by a more favorable funding mix and a one basis point decline in the yield on average interest bearing liabilities which resulted in a $722,000 increase in interest expense.

◦
Combined, the increase in interest income of $12.1 million and the increase of interest expense of $722,000 created the $11.4 million increase in net interest income in the fourth quarter of 2014 compared to the fourth quarter of 2013.

The net interest margin, on a fully taxable equivalent basis, for the fourth quarter of 2014 was 3.46% compared to 3.46% for the third quarter of 2014 and 3.53% for the fourth quarter of 2013. The reduction in net interest margin, on a fully taxable equivalent basis, compared to the fourth quarter of 2013 is primarily the result of a decline in loan yields within the non-covered and covered portfolios, partially offset by an improvement in the yield on liquidity management assets (see "Net Interest Income" section later in this release for further detail).

Non-interest income totaled $57.7 million in the fourth quarter of 2014, decreasing $295,000 compared to the third quarter of 2014 and increasing $11.3 million, or 24%, compared to the fourth quarter of 2013. The decrease in non-interest income in the fourth quarter of 2014 compared to the third quarter of 2014 is primarily attributable to a decrease in mortgage banking revenues, higher trading losses primarily related to the valuation of interest rate cap derivatives and a loss on the sale of a bank branch, partially offset by increased wealth management revenues and increased fees from covered call options. The increase in non-interest income in the fourth quarter of 2014 compared to the fourth quarter of 2013 was primarily attributable to higher mortgage banking revenues, increased wealth management revenues and increased fees from covered call options. Additionally, non-interest income in the fourth quarter of 2013 included an other than temporary impairment charge (see “Non-Interest Income” section later in this release for further detail).
Non-interest expense totaled $143.4 million in the fourth quarter of 2014, increasing $4.9 million, or 4%, compared to the third quarter of 2014 and increasing $16.4 million, or 13%, compared to the fourth quarter of 2013. The current quarter non-interest expense included certain nonrecurring expenses including a loss incurred upon entering into a sublease agreement on an existing property, higher employee benefit costs related to the Affordable Care Act and liabilities relating to pensions assumed through prior acquisitions. Additionally, non-interest expense increased in the fourth quarter of 2014 as compared to the third quarter of 2014 due to higher valuation charges on other real estate owned. Non-interest expense in the fourth quarter of 2014 increased as compared to the fourth quarter of 2013 primarily due to an increase in commissions and incentive compensation (see "Non-Interest Expense" section later in this release for further detail).
Financial Performance Overview – Full Year 2014
Net interest income totaled $598.6 million for 2014, an increase of $47.9 million as compared to 2013. The increase in net interest income was due to:

◦
Average earning assets for 2014 increased by $1.2 billion compared to 2013. This was primarily comprised of average loan growth, excluding covered loans, of $1.2 billion and an increase of $204.2 million in the average balance of liquidity management assets, partially offset by a decrease of $181.6 million in the average balance of covered loans. The growth in average total loans, excluding covered loans, included an increase of $553.5 million in commercial loans, $291.5 million in commercial real estate loans, $230.0 million in commercial premium finance receivables, $224.9 million in life insurance premium finance receivables and $48.7 million in consumer other loans, partially offset by a decrease of $93.9 million in mortgage loans held-for-sale and $38.0 million in home equity loans.

◦
The average earning asset growth of $1.2 billion in 2014, partially offset by a five basis point decrease in yield on earning assets, resulted in an increase in total interest income of $40.6 million in 2014 compared to 2013.

◦
Funding mix improved as average interest bearing deposits increased $623.7 million, average demand deposits increased $574.6 million and average wholesale borrowings decreased $105.5 million in 2014 compared to 2013. The change in the funding mix resulted in a seven basis point decrease in the yield on average interest bearing liabilities which created a $7.3 million decrease in interest expense.

◦	Combined, the increase in interest income of $40.6 million and the reduction of interest expense by $7.3 million created the $47.9 million increase in net interest income in 2014 compared to 2013.

The net interest margin, on a fully taxable equivalent basis, for 2014 was 3.53%, compared to 3.50% for 2013. The improvement is primarily the result of the reduction in yield on interest bearing liabilities noted above, partially offset by a reduction in yield on the non-covered loan portfolio (see "Net Interest Income" section later in this release for further detail).
Non-interest income totaled $215.2 million in 2014, decreasing $7.2 million, or 3%, compared to 2013. The decrease in non-interest income in 2014 compared to 2013 was primarily attributable to a decrease in mortgage banking revenues, fees on interest rate swap transactions and higher trading losses, partially offset by higher wealth management revenues (see "Non-Interest Income" section later in this release for further detail).
Non-interest expense totaled $546.8 million in 2014, increasing $44.3 million compared to 2013. The increase compared to 2013 was primarily attributable to increases in commissions and incentive compensation, salary, occupancy, equipment and OREO expenses (see "Non-Interest Expense" section later in this release for further detail).

Financial Performance Overview – Credit Quality

The ratio of non-performing assets to total assets was 0.62% as of December 31, 2014, compared to 0.69% at September 30, 2014 and 0.85% at December 31, 2013. Non-performing assets, excluding covered assets, totaled $124.6 million at December 31, 2014, compared to $131.7 million at September 30, 2014 and $154.3 million at December 31, 2013.

Non-performing loans, excluding covered loans, totaled $78.7 million, or 0.55% of total loans, at December 31, 2014, compared to $81.1 million, or 0.58% of total loans, at September 30, 2014 and $103.3 million, or 0.80% of total loans, at December 31, 2013. The decrease in non-performing loans, excluding covered loans, compared to December 31, 2013 is primarily the result of a $20.3 million decrease in the commercial real-estate loan portfolio and a $3.9 million decrease in the home equity loan portfolio. OREO, excluding covered OREO, of $45.6 million at December 31, 2014 decreased $4.8 million compared to $50.4 million at September 30, 2014 and decreased $4.9 million compared to $50.5 million at December 31, 2013.

The provision for credit losses, excluding the provision for covered loan losses, totaled $6.7 million for the fourth quarter of 2014 compared to $6.0 million for the third quarter of 2014 and $3.9 million in the fourth quarter of 2013. The increase in the provision for credit losses in the current quarter compared to the same period of the prior year was primarily due to a reduction recorded in the fourth quarter of 2013 to the provision associated with general reserves. This reduction was driven by improvement in historical charge-off rates and lower levels of non-performing and adversely classified loans at that time.

Net charge-offs as a percentage of loans, excluding covered loans, for the fourth quarter of 2014 totaled 16 basis points on an annualized basis compared to 19 basis points on an annualized basis in the third quarter of 2014 and 44 basis points on an annualized basis in the fourth quarter of 2013. Net charge-offs totaled $5.9 million in the fourth quarter of 2014, a $1.1 million decrease from $7.0 million in the third quarter of 2014 and an $8.6 million decrease from $14.5 million in the fourth quarter of 2013. Compared to the fourth quarter of 2013, net charge-offs decreased primarily as a result of a $4.9 million decrease in net charge-offs within the commercial loan portfolio, a $2.4 million decrease in net charge-offs within the commercial real-estate loan portfolio and a $1.3 million decrease in net charge-offs within the home equity loan portfolio.

Excluding the allowance for covered loan losses, the allowance for credit losses at December 31, 2014 totaled $92.5 million, or 0.64% of total loans, compared to $91.8 million, or 0.65% of total loans at September 30, 2014 and $97.6 million, or 0.76% of total loans at December 31, 2013. The allowance for unfunded lending-related commitments totaled $775,000 compared to $822,000 as of September 30, 2014 and $719,000 as of December 31, 2013.
Financial Performance Overview – Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Years Ended
(In thousands, except per share data)		December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income		$38,133	$40,224	$35,288	$151,398	$137,210
Less: Preferred stock dividends and discount accretion		1,580	1,581	1,581	6,323	8,395
Net income applicable to common shares—Basic	(A)	36,553	38,643	33,707	145,075	128,815
Add: Dividends on convertible preferred stock, if dilutive		1,580	1,581	1,581	6,323	8,325
Net income applicable to common shares—Diluted	(B)	38,133	40,224	35,288	151,398	137,140
Weighted average common shares outstanding	(C)	46,734	46,639	40,954	46,524	38,699
Effect of dilutive potential common shares:
Common stock equivalents		1,168	1,166	6,522	1,246	7,108
Convertible preferred stock, if dilutive		3,075	3,075	3,076	3,075	4,141
Weighted average common shares and effect of dilutive potential common shares	(D)	50,977	50,880	50,552	50,845	49,948
Net income per common share:
Basic	(A/C)	$0.78	$0.83	$0.82	$3.12	$3.33
Diluted	(B/D)	$0.75	$0.79	$0.70	$2.98	$2.75

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock, tangible equity unit shares and shares to be issued under the Employee Stock Purchase Plan and the

Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Years Ended
(Dollars in thousands, except per share data)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Selected Financial Condition Data (at end of period):
Total assets	$20,010,727	$19,169,345	$18,097,783
Total loans, excluding loans held-for-sale and covered loans	14,409,398	14,052,059	12,896,602
Total deposits	16,281,844	16,065,246	14,668,789
Junior subordinated debentures	249,493	249,493	249,493
Total shareholders’ equity	2,069,822	2,028,508	1,900,589
Selected Statements of Income Data:
Net interest income	$153,719	$151,670	$142,308	$598,575	$550,627
Net revenue (1)	211,376	209,622	188,669	813,815	773,024
Net income	38,133	40,224	35,288	151,398	137,210
Net income per common share – Basic	$0.78	$0.83	$0.82	$3.12	$3.33
Net income per common share – Diluted	$0.75	$0.79	$0.70	$2.98	$2.75
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.46%	3.46%	3.53%	3.53%	3.50%
Non-interest income to average assets	1.18%	1.20%	1.03%	1.15%	1.27%
Non-interest expense to average assets	2.94%	2.87%	2.82%	2.92%	2.88%
Net overhead ratio (2) (3)	1.76%	1.67%	1.79%	1.77%	1.60%
Efficiency ratio (2) (4)	67.59%	65.76%	65.95%	66.89%	64.57%
Return on average assets	0.78%	0.83%	0.78%	0.81%	0.79%
Return on average common equity	7.51%	8.09%	7.56%	7.77%	7.56%
Return on average tangible common equity (2)	9.82%	10.59%	9.92%	10.14%	9.71%
Average total assets	$19,366,670	$19,127,346	$17,835,999	$18,699,458	$17,468,249
Average total shareholders’ equity	2,057,855	2,020,903	1,895,498	1,993,959	1,856,706
Average loans to average deposits ratio (excluding covered loans)	89.5%	90.1%	88.9%	89.9%	88.9%
Average loans to average deposits ratio (including covered loans)	91.0%	91.8%	91.6%	91.7%	92.1%
Common Share Data at end of period:
Market price per common share	$46.76	$44.67	$46.12
Book value per common share (2)	$41.52	$40.74	$38.47
Tangible common book value per share (2)	$32.45	$31.60	$29.93
Common shares outstanding	46,805,055	46,691,047	46,116,583
Other Data at end of period:(8)
Leverage Ratio (5)	10.2%	10.0%	10.5%
Tier 1 capital to risk-weighted assets (5)	11.7%	11.7%	12.2%
Total capital to risk-weighted assets (5)	13.1%	13.1%	12.9%
Tangible common equity ratio (TCE) (2)(7)	7.8%	7.9%	7.8%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.4%	8.6%	8.5%
Allowance for credit losses (6)	$92,480	$91,841	$97,641
Non-performing loans	$78,677	$81,070	$103,334
Allowance for credit losses to total loans (6)	0.64%	0.65%	0.76%
Non-performing loans to total loans	0.55%	0.58%	0.80%
Number of:
Bank subsidiaries	15	15	15
Banking offices	140	139	124

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands)	(Unaudited) December 31, 2014	(Unaudited) September 30, 2014	December 31, 2013
Assets
Cash and due from banks	$225,136	$260,694	$253,408
Federal funds sold and securities purchased under resale agreements	5,571	26,722	10,456
Interest bearing deposits with banks	998,437	620,370	495,574
Available-for-sale securities, at fair value	1,792,078	1,782,648	2,176,290
Trading account securities	1,206	6,015	497
Federal Home Loan Bank and Federal Reserve Bank stock	91,582	80,951	79,261
Brokerage customer receivables	24,221	26,624	30,953
Mortgage loans held-for-sale	351,290	363,303	334,327
Loans, net of unearned income, excluding covered loans	14,409,398	14,052,059	12,896,602
Covered loans	226,709	254,605	346,431
Total loans	14,636,107	14,306,664	13,243,033
Less: Allowance for loan losses	91,705	91,019	96,922
Less: Allowance for covered loan losses	2,131	2,655	10,092
Net loans	14,542,271	14,212,990	13,136,019
Premises and equipment, net	555,228	555,241	531,947
FDIC indemnification asset	11,846	27,359	85,672
Accrued interest receivable and other assets	501,882	494,213	569,619
Trade date securities receivable	485,534	285,627	—
Goodwill	405,634	406,604	374,547
Other intangible assets	18,811	19,984	19,213
Total assets	$20,010,727	$19,169,345	$18,097,783
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$3,518,685	$3,253,477	2,721,771
Interest bearing	12,763,159	12,811,769	11,947,018
Total deposits	16,281,844	16,065,246	14,668,789
Federal Home Loan Bank advances	733,050	347,500	417,762
Other borrowings	196,465	51,483	255,104
Subordinated notes	140,000	140,000	—
Junior subordinated debentures	249,493	249,493	249,493
Trade date securities payable	3,828	—	303,088
Accrued interest payable and other liabilities	336,225	287,115	302,958
Total liabilities	17,940,905	17,140,837	16,197,194
Shareholders’ Equity:
Preferred stock	126,467	126,467	126,477
Common stock	46,881	46,766	46,181
Surplus	1,133,955	1,129,975	1,117,032
Treasury stock	(3,549)	(3,519)	(3,000)
Retained earnings	803,400	771,519	676,935
Accumulated other comprehensive loss	(37,332)	(42,700)	(63,036)
Total shareholders’ equity	2,069,822	2,028,508	1,900,589
Total liabilities and shareholders’ equity	$20,010,727	$19,169,345	$18,097,783

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED, except for the year ended December 31, 2013)

	Three Months Ended			Years Ended
(In thousands, except per share data)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Interest income
Interest and fees on loans	$157,476	$156,534	$149,528	$613,024	$588,435
Interest bearing deposits with banks	495	409	435	1,472	1,644
Federal funds sold and securities purchased under resale agreements	3	12	4	25	27
Available-for-sale securities	13,761	12,767	9,690	52,951	37,025
Trading account securities	45	20	(2)	79	25
Federal Home Loan Bank and Federal Reserve Bank stock	749	733	709	2,920	2,773
Brokerage customer receivables	186	201	218	796	780
Total interest income	172,715	170,676	160,582	671,267	630,709
Interest expense
Interest on deposits	12,431	12,298	12,488	48,411	53,191
Interest on Federal Home Loan Bank advances	2,534	2,641	2,700	10,523	11,014
Interest on other borrowings	313	200	1,145	1,773	4,341
Interest on subordinated notes	1,776	1,776	16	3,906	167
Interest on junior subordinated debentures	1,942	2,091	1,925	8,079	11,369
Total interest expense	18,996	19,006	18,274	72,692	80,082
Net interest income	153,719	151,670	142,308	598,575	550,627
Provision for credit losses	6,133	5,864	3,850	20,537	46,033
Net interest income after provision for credit losses	147,586	145,806	138,458	578,038	504,594
Non-interest income
Wealth management	18,649	17,659	16,265	71,343	63,042
Mortgage banking	24,694	26,691	19,296	91,617	106,857
Service charges on deposit accounts	6,189	6,084	5,230	23,307	20,366
Gains (losses) on available-for-sale securities, net	18	(153)	(3,328)	(504)	(3,000)
Fees from covered call options	2,966	2,107	1,856	7,859	4,773
Trading (losses) gains, net	(507)	293	(278)	(1,609)	892
Other	5,648	5,271	7,320	23,227	29,467
Total non-interest income	57,657	57,952	46,361	215,240	222,397
Non-interest expense
Salaries and employee benefits	87,633	85,976	74,049	335,506	308,794
Equipment	7,555	7,570	7,260	29,751	26,450
Occupancy, net	11,600	10,446	9,994	42,889	36,633
Data processing	5,313	4,765	4,831	19,336	18,672
Advertising and marketing	3,669	3,528	3,517	13,571	11,051
Professional fees	4,039	4,035	4,132	15,574	14,922
Amortization of other intangible assets	1,171	1,202	1,189	4,692	4,627
FDIC insurance	2,810	3,211	3,036	12,168	12,728
OREO expenses, net	2,320	581	2,671	9,367	5,834
Other	17,331	17,186	16,318	63,993	62,840
Total non-interest expense	143,441	138,500	126,997	546,847	502,551
Income before taxes	61,802	65,258	57,822	246,431	224,440
Income tax expense	23,669	25,034	22,534	95,033	87,230
Net income	$38,133	$40,224	$35,288	$151,398	$137,210
Preferred stock dividends and discount accretion	$1,580	$1,581	$1,581	$6,323	$8,395
Net income applicable to common shares	$36,553	$38,643	$33,707	$145,075	$128,815
Net income per common share - Basic	$0.78	$0.83	$0.82	$3.12	$3.33
Net income per common share - Diluted	$0.75	$0.79	$0.70	$2.98	$2.75
Cash dividends declared per common share	$0.10	$0.10	$—	$0.40	$0.18
Weighted average common shares outstanding	46,734	46,639	40,954	46,524	38,699
Dilutive potential common shares	4,243	4,241	9,598	4,321	11,249
Average common shares and dilutive common shares	50,977	50,880	50,552	50,845	49,948

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS
The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable equivalent(“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last 5 quarters:

	Three Months Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
(Dollars and shares in thousands)	2014	2014	2014	2014	2013	2014	2013
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$172,715	$170,676	$166,550	$161,326	$160,582	$671,267	$630,709
Taxable-equivalent adjustment:
- Loans	301	315	281	231	226	1,128	842
- Liquidity Management Assets	555	502	489	455	347	2,000	1,407
- Other Earning Assets	24	11	2	4	(1)	41	11
Interest Income - FTE	$173,595	$171,504	$167,322	$162,016	$161,154	$674,436	$632,969
(B) Interest Expense (GAAP)	18,996	19,006	17,370	17,320	18,274	72,692	80,082
Net interest income - FTE	$154,599	$152,498	$149,952	$144,696	$142,880	$601,744	$552,887
(C) Net Interest Income (GAAP) (A minus B)	$153,719	$151,670	$149,180	$144,006	$142,308	$598,575	$550,627
(D) Net interest margin (GAAP)	3.44%	3.45%	3.60%	3.59%	3.51%	3.51%	3.49%
Net interest margin - FTE	3.46%	3.46%	3.62%	3.61%	3.53%	3.53%	3.50%
(E) Efficiency ratio (GAAP)	67.87%	66.02%	65.61%	69.27%	66.15%	67.15%	64.76%
Efficiency ratio - FTE	67.59%	65.76%	65.36%	69.02%	65.95%	66.89%	64.57%
(F) Net Overhead Ratio (GAAP)	1.76%	1.67%	1.74%	1.93%	1.79%	1.77%	1.60%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,069,822	$2,028,508	$1,998,235	$1,940,143	$1,900,589
(G) Less: Preferred stock	(126,467)	(126,467)	(126,467)	(126,477)	(126,477)
Less: Intangible assets	(424,445)	(426,588)	(398,615)	(391,775)	(393,760)
(H) Total tangible common shareholders’ equity	$1,518,910	$1,475,453	$1,473,153	$1,421,891	$1,380,352
Total assets	$20,010,727	$19,169,345	$18,895,681	$18,221,163	$18,097,783
Less: Intangible assets	(424,445)	(426,588)	(398,615)	(391,775)	(393,760)
(I) Total tangible assets	$19,586,282	$18,742,757	$18,497,066	$17,829,388	$17,704,023
Tangible common equity ratio (H/I)	7.8%	7.9%	8.0%	8.0%	7.8%
Tangible common equity ratio, assuming full conversion of preferred stock ((H-G)/I)	8.4%	8.6%	8.7%	8.7%	8.5%
Calculation of book value per share
Total shareholders’ equity	$2,069,822	$2,028,508	$1,998,235	$1,940,143	$1,900,589
Less: Preferred stock	(126,467)	(126,467)	(126,467)	(126,477)	(126,477)
(J) Total common equity	$1,943,355	$1,902,041	$1,871,768	$1,813,666	$1,774,112
(K) Actual common shares outstanding	46,805	46,691	46,553	46,259	46,117
Book value per share (J/K)	$41.52	$40.74	$40.21	$39.21	$38.47
Tangible common book value per share (H/K)	$32.45	$31.60	$31.64	$30.74	$29.93
Calculation of return on average common equity
(L) Net income applicable to common shares	$36,553	38,643	36,960	32,919	33,707	$145,075	128,815
Add: After-tax intangible asset amortization	722	739	708	712	726	2,881	2,827
(M) Tangible net income applicable to common shares	$37,275	39,382	37,668	33,631	34,433	$147,956	131,642
Total average shareholders' equity	$2,057,855	2,020,903	1,971,656	1,923,649	1,895,498	$1,993,959	1,856,706
Less: Average preferred stock	(126,467)	(126,467)	(126,473)	(126,477)	(126,484)	(126,471)	(153,724)
(N) Total average common shareholders' equity	$1,931,388	1,894,436	1,845,183	1,797,172	1,769,014	$1,867,488	1,702,982
Less: Average intangible assets	(425,834)	(419,125)	(396,425)	(392,703)	(391,791)	(408,642)	(376,762)
(O) Total average tangible common shareholders’ equity	$1,505,554	1,475,311	1,448,758	1,404,469	1,377,223	$1,458,846	1,326,220
Return on average common equity, annualized (L/N)	7.51%	8.09%	8.03%	7.43%	7.56%	7.77%	7.56%
Return on average tangible common equity, annualized (M/O)	9.82%	10.59%	10.43%	9.71%	9.92%	10.14%	9.93%

LOANS
Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	From (1) September 30, 2014	From December 31, 2013
Balance:
Commercial	$3,924,394	$3,689,671	$3,253,687	25%	21%
Commercial real-estate	4,505,753	4,510,375	4,230,035	—	7
Home equity	716,293	720,058	719,137	(2)	—
Residential real-estate	483,542	470,319	434,992	11	11
Premium finance receivables - commercial	2,350,833	2,377,892	2,167,565	(5)	8
Premium finance receivables - life insurance	2,277,571	2,134,405	1,923,698	27	18
Consumer and other (2)	151,012	149,339	167,488	4	(10)
Total loans, net of unearned income, excluding covered loans	$14,409,398	$14,052,059	$12,896,602	10%	12%
Covered loans	226,709	254,605	346,431	(43)	(35)
Total loans, net of unearned income	$14,636,107	$14,306,664	$13,243,033	9%	11%
Mix:
Commercial	26%	26%	25%
Commercial real-estate	31	31	32
Home equity	5	5	5
Residential real-estate	3	3	3
Premium finance receivables - commercial	16	17	16
Premium finance receivables - life insurance	16	15	15
Consumer and other (2)	1	1	1
Total loans, net of unearned income, excluding covered loans	98%	98%	97%
Covered loans	2	2	3
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

(2)	Includes autos, boats, snowmobiles and other indirect consumer loans.

As of December 31, 2014		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial and industrial	$2,214,480	26.3%	$9,132	$474	$20,750
Franchise	252,200	3.0	—	—	1,702
Mortgage warehouse lines of credit	139,003	1.6	—	—	995
Community Advantage - homeowner associations	106,364	1.3	—	—	3
Aircraft	8,065	0.1	—	—	10
Asset-based lending	806,402	9.6	25	—	7,051
Tax exempt	217,487	2.6	—	—	1,077
Leases	160,136	1.9	—	—	32
Other	11,034	0.1	—	—	79
PCI - commercial loans (1)	9,223	0.1	—	—	—
Total commercial	$3,924,394	46.6%	$9,157	$474	$31,699
Commercial Real-Estate:
Residential construction	$38,696	0.5%	$—	$—	$609
Commercial construction	187,766	2.2	230	—	2,780
Land	91,830	1.1	2,656	—	2,289
Office	705,432	8.4	7,288	—	4,626
Industrial	623,970	7.4	2,392	—	3,894
Retail	731,488	8.7	4,152	—	4,991
Multi-family	605,742	7.1	249	—	4,366
Mixed use and other	1,465,117	17.3	9,638	—	11,890
PCI - commercial real-estate (1)	55,712	0.7	—	—	88
Total commercial real-estate	$4,505,753	53.4%	$26,605	$—	$35,533
Total commercial and commercial real-estate	$8,430,147	100.0%	$35,762	$474	$67,232

Commercial real-estate - collateral location by state:
Illinois	$3,686,193	81.8%
Wisconsin	472,985	10.5
Total primary markets	$4,159,178	92.3%
Florida	79,740	1.8
Arizona	13,914	0.3
Indiana	91,282	2.0
Other (no individual state greater than 0.7%)	161,639	3.6
Total	$4,505,753	100%

(1)	Purchased loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS
Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	From (1) September 30, 2014	From December 31, 2013
Balance:
Non-interest bearing	$3,518,685	$3,253,477	$2,721,771	32%	29%
NOW and interest bearing demand deposits	2,236,089	2,086,099	1,953,882	29	14
Wealth Management deposits (2)	1,226,916	1,212,317	1,013,850	5	21
Money Market	3,651,467	3,744,682	3,359,999	(10)	9
Savings	1,508,877	1,465,250	1,392,575	12	8
Time certificates of deposit	4,139,810	4,303,421	4,226,712	(15)	(2)
Total deposits	$16,281,844	$16,065,246	$14,668,789	5%	11%
Mix:
Non-interest bearing	22%	20%	19%
NOW and interest bearing demand deposits	14	13	13
Wealth Management deposits (2)	8	8	7
Money Market	22	23	23
Savings	9	9	9
Time certificates of deposit	25	27	29
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of December 31, 2014

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$95,586	$76,987	$149,319	$574,969	$896,861	0.70%
4-6 months	69,399	44,018	—	594,155	707,572	0.69%
7-9 months	36,459	46,560	—	528,303	611,322	0.79%
10-12 months	2,175	47,397	—	456,702	506,274	0.71%
13-18 months	36,302	9,119	—	505,532	550,953	0.83%
19-24 months	165,363	17,820	—	275,800	458,983	1.06%
24+ months	41,000	13,434	—	353,411	407,845	1.17%
Total	$446,284	$255,335	$149,319	$3,288,872	4,139,810	0.82%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME
The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the fourth quarter of 2014 compared to the third quarter of 2014 (sequential quarters)and fourth quarter of 2013 (linked quarters):

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	September 30, 2014	December 31, 2013
Liquidity management assets (1) (2) (7)	$2,972,220	$2,814,720	$2,613,876	$15,563	$14,423	$11,185	2.08%	2.03%	1.70%
Other earning assets (2) (3) (7)	29,699	28,702	28,746	255	232	215	3.40	3.21	2.95
Loans, net of unearned income (2) (4) (7)	14,469,745	14,359,467	13,043,666	153,590	151,540	142,071	4.21	4.19	4.32
Covered loans	244,139	262,310	388,148	4,187	5,309	7,683	6.80	8.03	7.85
Total earning assets (7)	$17,715,803	$17,465,199	$16,074,436	$173,595	$171,504	$161,154	3.89%	3.90%	3.98%
Allowance for loan and covered loan losses	(97,506)	(96,463)	(122,060)
Cash and due from banks	243,080	237,402	237,138
Other assets	1,505,293	1,521,208	1,646,485
Total assets	$19,366,670	$19,127,346	$17,835,999

Interest-bearing deposits	$12,771,359	$12,695,780	$11,945,314	$12,431	$12,298	$12,488	0.39%	0.38%	0.41%
Federal Home Loan Bank advances	335,198	380,083	389,583	2,534	2,641	2,700	3.00	2.76	2.75
Other borrowings	84,795	54,653	251,168	313	200	1,145	1.47	1.45	1.81
Subordinated notes	140,000	140,000	4,022	1,776	1,776	16	5.07	5.07	1.56
Junior subordinated notes	249,493	249,493	249,493	1,942	2,091	1,925	3.04	3.28	3.02
Total interest-bearing liabilities	$13,580,845	$13,520,009	$12,839,580	$18,996	$19,006	$18,274	0.55%	0.56%	0.56%
Non-interest bearing deposits	3,398,774	3,233,937	2,723,360
Other liabilities	329,196	352,497	377,561
Equity	2,057,855	2,020,903	1,895,498
Total liabilities and shareholders’ equity	$19,366,670	$19,127,346	$17,835,999
Interest rate spread (5) (7)							3.34%	3.34%	3.42%
Net free funds/contribution(6)	$4,134,958	$3,945,190	$3,234,856				0.12%	0.12%	0.11%
Net interest income/margin (7)				$154,599	$152,498	$142,880	3.46%	3.46%	3.53%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013 were $880,000, $828,000 and $572,000, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the year ended December 31, 2014 compared to the year ended December 31, 2013:

	Average Balance for Year Ended,		Interest for Year Ended,		Yield/Rate for Year Ended,
(Dollars in thousands)	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Liquidity management assets (1) (2) (7)	$2,761,450	$2,557,223	$59,368	$42,876	2.15%	1.68%
Other earning assets (2) (3) (7)	28,699	26,554	916	816	3.19	3.07
Loans, net of unearned income (2) (4) (7)	13,958,842	12,742,202	590,620	553,035	4.23	4.34
Covered loans	280,946	462,518	23,532	36,242	8.38	7.84
Total earning assets (7)	$17,029,937	$15,788,497	$674,436	$632,969	3.96%	4.01%
Allowance for loan and covered loan losses	(100,586)	(124,970)
Cash and due from banks	234,194	222,453
Other assets	1,535,913	1,582,269
Total assets	$18,699,458	$17,468,249

Interest-bearing deposits	$12,470,597	$11,846,854	$48,411	$53,191	0.39%	0.45%
Federal Home Loan Bank advances	387,591	423,221	10,523	11,013	2.71	2.60
Other borrowings	132,479	269,311	1,773	4,341	1.34	1.61
Subordinated notes	77,479	10,521	3,906	168	5.04	1.57
Junior subordinated notes	249,493	249,493	8,079	11,369	3.19	4.49
Total interest-bearing liabilities	$13,317,639	$12,799,400	$72,692	$80,082	0.55%	0.62%
Non-interest bearing deposits	3,062,338	2,487,761
Other liabilities	325,522	324,382
Equity	1,993,959	1,856,706
Total liabilities and shareholders’ equity	$18,699,458	$17,468,249
Interest rate spread (5) (7)					3.41%	3.39%
Net free funds/contribution (6)	$3,712,298	$2,989,097			0.12%	0.11%
Net interest income/margin (7)			$601,744	$552,887	3.53%	3.50%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the years ended December 31, 2014 and 2013 were $3.2 million and $2.3 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

Interest Rate Sensitivity
As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates using many different interest rate scenarios.
The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results likely will differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenarios at December 31, 2014, September 30, 2014 and December 31, 2013 is as follows:

Static Shock Scenarios	+200 Basis Points	+100 Basis Points	-100 Basis Points
December 31, 2014	13.4%	6.4%	(10.1)%
September 30, 2014	13.7%	6.2%	(11.1)%
December 31, 2013	13.0%	5.7%	(12.9)%

Ramp Scenarios	+200 Basis Points	+100 Basis Points	-100 Basis Points
December 31, 2014	5.4%	2.5%	(3.9)%
September 30, 2014	5.0%	2.6%	(5.0)%
December 31, 2013	5.0%	2.4%	(5.0)%
These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e. 200 basis points) and immediate (Static Shock Scenario).

NON-INTEREST INCOME
The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	December 31,	September 30,	December 31,	Q4 2014 compared to Q3 2014		Q4 2014 compared to Q4 2013
(Dollars in thousands)	2014	2014	2013	$ Change	% Change	$ Change	% Change
Brokerage	$7,892	$7,185	$7,200	$707	10%	$692	10%
Trust and asset management	10,757	10,474	9,065	283	3	1,692	19
Total wealth management	18,649	17,659	16,265	990	6	2,384	15
Mortgage banking	24,694	26,691	19,296	(1,997)	(7)	5,398	28
Service charges on deposit accounts	6,189	6,084	5,230	105	2	959	18
Gains (losses) on available-for-sale securities, net	18	(153)	(3,328)	171	NM	3,346	NM
Fees from covered call options	2,966	2,107	1,856	859	41	1,110	60
Trading (losses) gains, net	(507)	293	(278)	(800)	NM	(229)	(82)
Other:
Interest rate swap fees	1,119	1,207	1,537	(88)	(7)	(418)	(27)
Bank Owned Life Insurance	661	652	1,074	9	1	(413)	(38)
Administrative services	1,107	990	878	117	12	229	26
Miscellaneous	2,761	2,422	3,831	339	14	(1,070)	(28)
Total Other	5,648	5,271	7,320	377	7	(1,672)	(23)
Total Non-Interest Income	$57,657	$57,952	$46,361	$(295)	(1)%	$11,296	24%

	Years Ended December 31,		$	%
(Dollars in thousands)	2014	2013	Change	Change
Brokerage	$30,438	$29,281	$1,157	4
Trust and asset management	40,905	33,761	7,144	21
Total wealth management	71,343	63,042	8,301	13
Mortgage banking	91,617	106,857	(15,240)	(14)
Service charges on deposit accounts	23,307	20,366	2,941	14
(Losses) gains on available-for-sale securities, net	(504)	(3,000)	2,496	83
Fees from covered call options	7,859	4,773	3,086	65
Trading (losses) gains, net	(1,609)	892	(2,501)	NM
Other:
Interest rate swap fees	4,469	7,629	(3,160)	(41)
Bank Owned Life Insurance	2,700	3,446	(746)	(22)
Administrative services	3,893	3,390	503	15
Miscellaneous	12,165	15,002	(2,837)	(19)
Total Other	23,227	29,467	(6,240)	(21)
Total Non-Interest Income	$215,240	$222,397	$(7,157)	(3)
NM - Not Meaningful

The significant changes in non-interest income for the quarter ended December 31, 2014 compared to the quarters ended September 30, 2014 and December 31, 2013 are discussed below.

Wealth management revenue totaled $18.6 million in the fourth quarter of 2014 as compared to $17.7 million in the third quarter of 2014 and $16.3 million in the fourth quarter of 2013. The increase as compared to the prior periods is mostly attributable to growth in assets from new customers and new financial advisors, as well as an increase in existing customer activity and market appreciation. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, money managed fees and insurance product commissions at Wayne Hummer Investments.

For the quarter ended December 31, 2014, mortgage banking revenue totaled $24.7 million, a decrease of $2.0 million as compared to the third quarter of 2014 and an increase of $5.4 million when compared to the fourth quarter of 2013. A main factor in the mortgage banking revenue recognized by the Company is the volume of mortgage loans originated or purchased for sale. Mortgage loans originated or purchased for sale were $838.3 million in the current quarter as compared to $904.8 million in the third quarter of 2014 and $742.3 million in the prior year quarter. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

Service charges on deposit accounts totaled $6.2 million in the fourth quarter of 2014, a slight increase compared to the third quarter of 2014 and an increase of $959,000 compared to the prior year quarter. The increase in the current quarter as compared to the fourth quarter of 2013 is primarily a result of higher account analysis fees on deposit accounts which have increased as a result of the Company's commercial banking initiative as well as additional service charges on deposit accounts from acquired institutions.

The Company recognized gains totaling $18,000 on available-for-sale securities for the fourth quarter of 2014 compared to net losses of $153,000 for the third quarter of 2014 and $3.3 million for the fourth quarter of 2013.  The $3.3 million loss in the fourth quarter of 2013 was primarily related to an other than temporary impairment charge recorded on one security as a result of the Volcker Rule.

Fees from covered call option transactions totaled $3.0 million for the fourth quarter 2014, compared to $2.1 million for the third quarter of 2014 and $1.9 million for the fourth quarter of 2013. The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has effectively entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to increase the total return associated with holding certain investment securities and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options increased in the current quarter primarily as a result of selling call options against a larger value of underlying securities resulting in higher premiums received by the Company. There were no outstanding call option contracts at December 31, 2014, September 30, 2014 and December 31, 2013.

The Company recognized $507,000 of trading losses in the fourth quarter of 2014 compared to trading gains of $293,000 in the third quarter of 2014 and trading losses of $278,000 in the fourth quarter of 2013. Trading gains and losses recorded by the Company primarily result from fair value adjustments related to interest rate derivatives not designated as hedges, primarily interest rate cap instruments that the Company uses to manage interest rate risk, specifically in the event of future increases in short-term interest rates. The change in value of the cap derivatives reflects the present value of expected cash flows over the remaining life of the caps. These expected cash flows are derived from the expected path for and a measure of volatility for short-term interest rates.

Miscellaneous income totaled $2.8 million for the quarter ended December 31, 2014, an increase of $339,000 compared to the third quarter of 2014 and a decrease of $1.1 million compared to the fourth quarter of 2013. The increase in the current quarter as compared to the third quarter of 2014 is primarily due to an increase in income from partnership investments partially offset by a loss related to a bank branch sale in the current quarter. The decrease in the current quarter from the fourth quarter of 2013 is primarily attributable to higher FDIC indemnification asset amortization as compared to the prior period, fewer interest rate swap transactions due to an unfavorable change in the rate environment, lower income from bank owned life insurance due to higher market returns on certain related assets during the fourth quarter of 2013 and a loss related to a bank branch sale.

NON-INTEREST EXPENSE
The following table presents non-interest expense by category for the periods presented:

	Three Months Ended
	December 31,	September 30,	December 31,	Q4 2014 compared to Q3 2014		Q4 2014 compared to Q4 2013
(Dollars in thousands)	2014	2014	2013	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$45,255	$45,471	$43,832	$(216)	—%	$1,423	3%
Commissions and incentive compensation	28,369	27,885	18,009	484	2	10,360	58
Benefits	14,009	12,620	12,208	1,389	11	1,801	15
Total salaries and employee benefits	87,633	85,976	74,049	1,657	2	13,584	18
Equipment	7,555	7,570	7,260	(15)	—	295	4
Occupancy, net	11,600	10,446	9,994	1,154	11	1,606	16
Data processing	5,313	4,765	4,831	548	12	482	10
Advertising and marketing	3,669	3,528	3,517	141	4	152	4
Professional fees	4,039	4,035	4,132	4	—	(93)	(2)
Amortization of other intangible assets	1,171	1,202	1,189	(31)	(3)	(18)	(2)
FDIC insurance	2,810	3,211	3,036	(401)	(12)	(226)	(7)
OREO expense, net	2,320	581	2,671	1,739	NM	(351)	(13)
Other:
Commissions - 3rd party brokers	1,470	1,621	1,439	(151)	(9)	31	2
Postage	1,724	1,427	1,622	297	21	102	6
Miscellaneous	14,137	14,138	13,257	(1)	—	880	7
Total other	17,331	17,186	16,318	145	1	1,013	6
Total Non-Interest Expense	$143,441	$138,500	$126,997	$4,941	4%	$16,444	13%

	Years Ended December 31,		$ Change	% Change
(Dollars in thousands)	2014	2013
Salaries and employee benefits:
Salaries	$177,811	$170,123	7,688	5
Commissions and incentive compensation	103,185	87,837	15,348	17
Benefits	54,510	50,834	3,676	7
Total salaries and employee benefits	335,506	308,794	26,712	9
Equipment	29,751	26,450	3,301	12
Occupancy, net	42,889	36,633	6,256	17
Data processing	19,336	18,672	664	4
Advertising and marketing	13,571	11,051	2,520	23
Professional fees	15,574	14,922	652	4
Amortization of other intangible assets	4,692	4,627	65	1
FDIC insurance	12,168	12,728	(560)	(4)
OREO expenses, net	9,367	5,834	3,533	61
Other:
Commissions - 3rd party brokers	6,381	5,078	1,303	26
Postage	6,045	5,591	454	8
Miscellaneous	51,567	52,171	(604)	(1)
Total other	63,993	62,840	1,153	2
Total Non-Interest Expense	$546,847	$502,551	$44,296	9

The significant changes in non-interest expense for the quarter ended December 31, 2014 compared to the quarters ended September 30, 2014 and December 31, 2013 are discussed below.

Salaries and employee benefits expense increased $13.6 million, or 18%, in the fourth quarter of 2014 compared to the fourth quarter of 2013 primarily due to a $10.4 million increase in commissions and incentive compensation primarily related the Company's long term incentive program, as well as a $1.4 million increase in salaries caused by the addition of employees from acquisitions and larger staffing as the Company grows. In addition, employee benefits expense increased in the current quarter as compared to the third quarter of 2014 and fourth quarter of 2013 in part due to approximately $700,000 of employee benefits costs related to the Affordable Care Act and pension liabilities recorded in the current quarter.

Occupancy expense for the fourth quarter of 2014 was $11.6 million, an increase of $1.2 million, or 11% compared to the third quarter of 2014 and an increase of $1.6 million, or 16%, compared to the same period in 2013. The increase in the current quarter as compared to the previous periods is primarily the result of a loss incurred upon entering into a sublease agreement on an existing property in the current quarter. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for leased premises.

Data processing expenses increased in the fourth quarter of 2014 totaling $5.3 million as compared to $4.8 million in both the third quarter of 2014 and the fourth quarter of 2013. The amount of data processing expenses incurred increased compared to prior periods primarily due to additional expenses recorded in the fourth quarter of 2014 related to recent bank acquisition transactions.

OREO expense totaled $2.3 million in the fourth quarter of 2014, a decrease of $351,000 compared to $2.7 million in the fourth quarter of 2013. The decrease in OREO expenses as compared to the fourth quarter of 2013 is primarily related to higher gains recorded on covered OREO sales in the current quarter. OREO expense increased by $1.7 million in the current quarter as compared to the third quarter of 2014 primarily due to higher OREO valuation charges in the current quarter. OREO costs include all costs related to obtaining, maintaining and selling other real estate owned properties.

Miscellaneous expenses in the fourth quarter of 2014 were relatively unchanged as compared to the third quarter of 2014 and increased $880,000, or 7%, compared to the quarter ended December 31, 2013. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Years Ended
(Dollars in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Allowance for loan losses at beginning of period	$91,019	$92,253	$107,188	$96,922	$107,351
Provision for credit losses	6,744	6,028	3,904	22,889	45,984
Other adjustments	(236)	(335)	(195)	(824)	(938)
Reclassification from/(to) allowance for unfunded lending-related commitments	46	62	504	(56)	640
Charge-offs:
Commercial	289	832	5,209	4,153	14,123
Commercial real estate	4,434	4,510	7,517	15,788	32,745
Home equity	150	748	1,468	3,895	6,361
Residential real estate	630	205	385	1,750	2,958
Premium finance receivables - commercial	1,463	1,557	1,395	5,722	5,063
Premium finance receivables - life insurance	4	—	14	4	17
Consumer and other	156	250	637	792	1,110
Total charge-offs	7,126	8,102	16,625	32,104	62,377
Recoveries:
Commercial	315	296	336	1,198	1,655
Commercial real estate	572	275	1,302	1,334	2,526
Home equity	57	99	56	535	432
Residential real estate	19	111	202	335	289
Premium finance receivables - commercial	219	289	230	1,139	1,108
Premium finance receivables - life insurance	6	1	2	11	13
Consumer and other	70	42	18	326	239
Total recoveries	1,258	1,113	2,146	4,878	6,262
Net charge-offs	(5,868)	(6,989)	(14,479)	(27,226)	(56,115)
Allowance for loan losses at period end	$91,705	$91,019	$96,922	$91,705	$96,922
Allowance for unfunded lending-related commitments at period end	775	822	719	775	719
Allowance for credit losses at period end	$92,480	$91,841	$97,641	$92,480	$97,641
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	—%	0.06%	0.61%	0.08%	0.41%
Commercial real estate	0.34	0.38	0.59	0.33	0.74
Home equity	0.05	0.36	0.77	0.47	0.79
Residential real estate	0.30	0.05	0.10	0.19	0.35
Premium finance receivables - commercial	0.21	0.20	0.21	0.19	0.19
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.19	0.49	1.33	0.28	0.65
Total loans, net of unearned income, excluding covered loans	0.16%	0.19%	0.44%	0.20%	0.44%
Net charge-offs as a percentage of the provision for credit losses	86.98%	115.95%	370.90%	118.94%	122.04%
Loans at period-end	$14,409,398	14,052,059	$12,896,602
Allowance for loan losses as a percentage of loans at period end	0.64%	0.65%	0.75%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.65%	0.76%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).
The provision for credit losses, excluding the provision for covered loan losses, totaled $6.7 million for the fourth quarter of 2014, as compared to $6.0 million for the third quarter of 2014 and $3.9 million for the fourth quarter of 2013. The increase in the provision for credit losses in the current quarter compared to the same period of the prior year was primarily due to a reduction recorded in the fourth quarter of 2013 to the provision associated with general reserves. This reduction was driven by improvement in historical charge-off rates and lower levels of non-performing and adversely classified loans at that time.
For the quarter ended December 31, 2014, net charge-offs, excluding covered loans, totaled $5.9 million, a $1.1 million decrease from $7.0 million in the third quarter of 2014 and an $8.6 million decrease from $14.5 million in the fourth quarter of 2013. Compared to the fourth quarter of 2013, net charge-offs decreased primarily as a result of a $4.9 million decrease in net charge-offs within the commercial loan portfolio, a $2.4 million decrease in net charge-offs within the commercial real-estate loan portfolio and a $1.3 million decrease in net charge-offs within the home equity loan portfolio. Annualized net charge-offs as a percentage of average loans, excluding covered loans, were 0.16% in the fourth quarter of 2014 and 0.19% in the third quarter of 2014 as compared to 0.44% in the fourth quarter of 2013.
The allowance for unfunded lending-related commitments totaled $775,000 as of December 31, 2014 compared to $822,000 as of September 30, 2014 and $719,000 as of December 31, 2013.
The lower level of the allowance for credit losses in 2014, reflects the improvements in credit quality metrics compared to 2013. Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.
The Company also provides a provision for covered loan losses and maintains an allowance for covered loan losses. Please see “Covered Assets” later in this document for more detail.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented:

	Three Months Ended			Years Ended
(Dollars in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Provision for loan losses	$6,790	$6,090	$4,408	$22,833	$46,624
Provision for unfunded lending-related commitments	(46)	(62)	(504)	56	(640)
Provision for covered loan losses	(611)	(164)	(54)	(2,352)	49
Provision for credit losses	$6,133	$5,864	$3,850	$20,537	$46,033

			Period End
			December 31, 2014	September 30, 2014	December 31, 2013
Allowance for loan losses			$91,705	$91,019	$96,922
Allowance for unfunded lending-related commitments			775	822	719
Allowance for covered loan losses			2,131	2,655	10,092
Allowance for credit losses			$94,611	$94,496	$107,733

The tables below summarizes the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of December 31, 2014 and September 30, 2014.

	As of December 31, 2014
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$2,176,369	$20,735	0.95%
Asset-based lending (1)	801,937	7,051	0.88
Tax exempt	217,299	1,077	0.50
Leases (1)	160,104	32	0.02
Other (1)	11,034	79	0.72
Commercial real-estate:
Residential construction	38,475	609	1.58
Commercial construction (1)	184,463	2,780	1.51
Land	85,782	2,289	2.67
Office (1)	673,663	4,596	0.68
Industrial (1)	601,330	3,890	0.65
Retail (1)	699,001	4,990	0.71
Multi-family (1)	573,074	4,366	0.76
Mixed use and other (1)	1,365,627	11,876	0.87
Home equity (1)	697,121	12,472	1.79
Residential real-estate (1)	457,272	4,082	0.89
Total core loan portfolio	$8,742,551	$80,924	0.93%
Commercial:
Franchise	$234,970	$1,702	0.72%
Mortgage warehouse lines of credit	139,003	995	0.72
Community Advantage - homeowner associations	106,364	3	—
Aircraft	7,135	10	0.14
Purchased non-covered commercial loans (2)	70,179	15	0.02
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	284,338	137	0.05
Purchased non-covered home equity (2)	19,172	28	0.15
Purchased non-covered residential real-estate (2)	26,270	136	0.52
Premium finance receivables
U.S. commercial insurance loans	2,039,299	5,155	0.25
Canada commercial insurance loans (2)	311,534	571	0.18
Life insurance loans (1)	1,884,092	787	0.04
Purchased life insurance loans (2)	393,479	—	—
Consumer and other (1)	146,891	1,240	0.84
Purchased non-covered consumer and other (2)	4,121	2	0.05
Total consumer, niche and purchased loan portfolio	$5,666,847	$10,781	0.19%
Total loans, net of unearned income, excluding covered loans	$14,409,398	$91,705	0.64%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		15,138
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$106,843	0.74%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of September 30, 2014
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$2,022,939	$17,629	0.87%
Asset-based lending (1)	779,363	5,815	0.75
Tax exempt	204,963	1,107	0.54
Leases	145,361	13	0.01
Other	11,403	95	0.83
Commercial real-estate:
Residential construction	29,725	522	1.76
Commercial construction (1)	155,687	2,406	1.55
Land	95,094	2,782	2.93
Office (1)	671,914	5,235	0.78
Industrial (1)	604,404	4,531	0.75
Retail (1)	694,127	5,989	0.86
Multi-family (1)	645,825	5,038	0.78
Mixed use and other (1)	1,341,709	12,096	0.90
Home equity (1)	699,455	12,917	1.85
Residential real-estate (1)	441,940	4,028	0.91
Total core loan portfolio	$8,543,909	$80,203	0.94%
Commercial:
Franchise	$230,567	$1,989	0.86%
Mortgage warehouse lines of credit	121,585	1,042	0.86
Community Advantage - homeowner associations	99,595	4	—
Aircraft	5,196	7	0.13
Purchased non-covered commercial loans (2)	68,699	211	0.31
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	271,890	60	0.02
Purchased non-covered home equity (2)	20,603	43	0.21
Purchased non-covered residential real-estate (2)	28,379	14	0.05
Premium finance receivables
U.S. commercial insurance loans	2,071,396	5,091	0.25
Canada commercial insurance loans (2)	306,496	530	0.17
Life insurance loans (1)	1,726,803	646	0.04
Purchased life insurance loans (2)	407,602	—	—
Consumer and other (1)	144,745	1,143	0.79
Purchased non-covered consumer and other (2)	4,594	36	0.78
Total consumer, niche and purchased loan portfolio	$5,508,150	$10,816	0.20%
Total loans, net of unearned income, excluding covered loans	$14,052,059	$91,019	0.65%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		18,365
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$109,384	0.78%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of a quarterly review performed by Management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the previous pages as of December 31, 2014 and September 30, 2014. The allowance for loan losses to core loans was 0.93% compared to 0.19% for consumer, niche and purchased loans and 0.64% for the entire loan portfolio as of December 31, 2014. As of September 30, 2014, the allowance for loan losses to core loans was 0.94% compared to 0.20% for consumer, niche and purchased loans and 0.65% for the entire loan portfolio.
The decrease in the allowance for loan losses to core loans in the fourth quarter of 2014 compared to the third quarter of 2014 was attributable to a shift in the mix of core loans requiring ASC 450 reserves (general reserves) in the current quarter and a smaller population of core loans requiring ASC 310 reserves (specific reserves). Loans requiring ASC 450 reserves typically have lower reserve factors as compared to core loans requiring ASC 310 reserves. ASC 310 reserves are maintained on impaired loans.
As discussed within this section, credit quality metrics improved in the current quarter including a reduction in the level of non-performing assets, increased allowance for loan losses coverage of non-performing loans and decreased net charge-offs. These current credit quality metrics are comparable to the pre-credit crisis levels reported between 2005 and 2008. However, we are able to carry a slightly lower ratio of allowance for loan losses to total loans than during the pre-credit crisis period as the result of the fact that the mix of the Company's loan portfolio is now more heavily weighted toward niche and purchased loans which historically require lower reserves. The niche and purchased components of our total loan portfolio now comprise 39% as compared to 23% of the total loan portfolio at December 31, 2005. Our current loan portfolio is comprised of a core portion totaling $8.7 billion with a 93 basis point allowance for loan losses and a niche and purchased component totaling $5.7 billion that only requires 19 basis points of allowance for loan losses.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date.  In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses.  For analysis purposes, the Company has combined the non-accretable credit discounts recorded on purchased loans with the total allowance for loan losses in the previous tables to present the total credit reserves available on its loan portfolio. The total allowance for loan losses and non-accretable credit discounts on purchased loans was 0.74% of the total loan portfolio as of December 31, 2014 as compared to 0.78% as of September 30, 2014. The Company expects the total allowance for loan losses and non-accretable credit discounts on purchased loans to total loans ratio to increase in periods that have acquisitions and decrease in periods without acquisitions, based on the performance of the purchased loan portfolios.

The table below shows the aging of the Company’s loan portfolio at December 31, 2014:

		90+ days	60-89	30-59
As of December 31, 2014		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$9,132	$474	$3,161	$7,492	$2,194,221	$2,214,480
Franchise	—	—	308	1,219	250,673	252,200
Mortgage warehouse lines of credit	—	—	—	—	139,003	139,003
Community Advantage - homeowners association	—	—	—	—	106,364	106,364
Aircraft	—	—	—	—	8,065	8,065
Asset-based lending	25	—	1,375	2,394	802,608	806,402
Tax exempt	—	—	—	—	217,487	217,487
Leases	—	—	77	315	159,744	160,136
Other	—	—	—	—	11,034	11,034
PCI - commercial (1)	—	365	202	138	8,518	9,223
Total commercial	9,157	839	5,123	11,558	3,897,717	3,924,394
Commercial real-estate
Residential construction	—	—	250	76	38,370	38,696
Commercial construction	230	—	—	2,023	185,513	187,766
Land	2,656	—	—	2,395	86,779	91,830
Office	7,288	—	2,621	1,374	694,149	705,432
Industrial	2,392	—	—	3,758	617,820	623,970
Retail	4,152	—	116	3,301	723,919	731,488
Multi-family	249	—	249	1,921	603,323	605,742
Mixed use and other	9,638	—	2,603	9,023	1,443,853	1,465,117
PCI - commercial real-estate (1)	—	10,976	6,393	4,016	34,327	55,712
Total commercial real-estate	26,605	10,976	12,232	27,887	4,428,053	4,505,753
Home equity	6,174	—	983	3,513	705,623	716,293
Residential real estate	15,502	—	267	6,315	459,224	481,308
PCI - residential real estate (1)	—	549	—	—	1,685	2,234
Premium finance receivables
Commercial insurance loans	12,705	7,665	5,995	17,328	2,307,140	2,350,833
Life insurance loans	—	—	13,084	339	1,870,669	1,884,092
PCI - life insurance loans (1)	—	—	—	—	393,479	393,479
Consumer and other	277	119	293	838	149,485	151,012
Total loans, net of unearned income, excluding covered loans	$70,420	$20,148	$37,977	$67,778	$14,213,075	$14,409,398
Covered loans	7,290	17,839	1,304	4,835	195,441	226,709
Total loans, net of unearned income	$77,710	$37,987	$39,281	$72,613	$14,408,516	$14,636,107

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.4%	—%	0.1%	0.3%	99.2%	100.0%
Franchise	—	—	0.1	0.5	99.4	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	—	—	0.2	0.3	99.5	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	0.2	99.8	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial (1)	—	4.0	2.2	1.5	92.3	100.0
Total commercial	0.2	—	0.1	0.3	99.4	100.0
Commercial real-estate
Residential construction	—	—	0.6	0.2	99.2	100.0
Commercial construction	0.1	—	—	1.1	98.8	100.0
Land	2.9	—	—	2.6	94.5	100.0
Office	1.0	—	0.4	0.2	98.4	100.0
Industrial	0.4	—	—	0.6	99.0	100.0
Retail	0.6	—	—	0.5	98.9	100.0
Multi-family	—	—	—	0.3	99.7	100.0
Mixed use and other	0.7	—	0.2	0.6	98.5	100.0
PCI - commercial real-estate (1)	—	19.7	11.5	7.2	61.6	100.0
Total commercial real-estate	0.6	0.2	0.3	0.6	98.3	100.0
Home equity	0.9	—	0.1	0.5	98.5	100.0
Residential real estate	3.2	—	0.1	1.3	95.4	100.0
PCI - residential real estate(1)	—	24.6	—	—	75.4	100.0
Premium finance receivables
Commercial insurance loans	0.5	0.3	0.3	0.7	98.2	100.0
Life insurance loans	—	—	0.7	—	99.3	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.2	0.1	0.2	0.6	98.9	100.0
Total loans, net of unearned income, excluding covered loans	0.5%	0.1%	0.3%	0.5%	98.6%	100.0%
Covered loans	3.2	7.9	0.6	2.1	86.2	100.0
Total loans, net of unearned income	0.5%	0.3%	0.3%	0.5%	98.4%	100.0%
As of December 31, 2014, $38.0 million of all loans, excluding covered loans, or 0.3%, were 60 to 89 days past due and $67.8 million, or 0.5%, were 30 to 59 days (or one payment) past due. As of September 30, 2014, $31.7 million of all loans, excluding covered loans, or 0.2%, were 60 to 89 days past due and $66.4 million, or 0.5%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.
The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at December 31, 2014 that are current with regard to the contractual terms of the loan agreement represent 98.5% of the total home equity portfolio. Residential real estate loans at December 31, 2014 that are current with regards to the contractual terms of the loan agreements comprise 95.3% of total residential real estate loans outstanding, which includes purchased non-covered residential real-estate.

The table below shows the aging of the Company’s loan portfolio at September 30, 2014:

		90+ days	60-89	30-59
As of September 30, 2014		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$10,430	$—	$7,333	$8,559	$2,044,505	$2,070,827
Franchise	—	—	—	1,221	237,079	238,300
Mortgage warehouse lines of credit	—	—	—	—	121,585	121,585
Community Advantage - homeowners association	—	—	—	—	99,595	99,595
Aircraft	—	—	—	—	6,146	6,146
Asset-based lending	25	—	2,959	1,220	777,723	781,927
Tax exempt	—	—	—	—	205,150	205,150
Leases	—	—	—	—	145,439	145,439
Other	—	—	—	—	11,403	11,403
PCI - commercial (1)	—	863	64	137	8,235	9,299
Total commercial	10,455	863	10,356	11,137	3,656,860	3,689,671
Commercial real-estate
Residential construction	—	—	—	—	30,237	30,237
Commercial construction	425	—	—	—	159,383	159,808
Land	2,556	—	1,316	2,918	94,449	101,239
Office	7,366	—	1,696	1,888	688,390	699,340
Industrial	2,626	—	224	367	624,669	627,886
Retail	6,205	—	—	4,117	715,568	725,890
Multi-family	249	—	793	2,319	674,610	677,971
Mixed use and other	7,936	—	1,468	10,323	1,407,659	1,427,386
PCI - commercial real-estate (1)	—	14,294	—	5,807	40,517	60,618
Total commercial real-estate	27,363	14,294	5,497	27,739	4,435,482	4,510,375
Home equity	5,696	—	1,181	2,597	710,584	720,058
Residential real estate	15,730	—	670	2,696	448,528	467,624
PCI - residential real estate (1)	—	930	30	—	1,735	2,695
Premium finance receivables
Commercial insurance loans	14,110	7,115	6,279	14,157	2,336,231	2,377,892
Life insurance loans	—	—	7,533	6,942	1,712,328	1,726,803
PCI - life insurance loans (1)	—	—	—	—	407,602	407,602
Consumer and other	426	175	123	1,133	147,482	149,339
Total loans, net of unearned income, excluding covered loans	$73,780	$23,377	$31,669	$66,401	$13,856,832	$14,052,059
Covered loans	6,042	26,170	4,289	5,655	212,449	254,605
Total loans, net of unearned income	$79,822	$49,547	$35,958	$72,056	$14,069,281	$14,306,664

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.5%	—%	0.4%	0.4%	98.7%	100.0%
Franchise	—	—	—	0.5	99.5	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	—	—	0.4	0.2	99.4	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	9.3	0.7	1.5	88.5	100.0
Total commercial	0.3	—	0.3	0.3	99.1	100.0
Commercial real-estate
Residential construction	—	—	—	—	100.0	100.0
Commercial construction	0.3	—	—	—	99.7	100.0
Land	2.5	—	1.3	2.9	93.3	100.0
Office	1.1	—	0.2	0.3	98.4	100.0
Industrial	0.4	—	—	0.1	99.5	100.0
Retail	0.9	—	—	0.6	98.5	100.0
Multi-family	—	—	0.1	0.3	99.6	100.0
Mixed use and other	0.6	—	0.1	0.7	98.6	100.0
PCI - commercial real-estate (1)	—	23.6	—	9.6	66.8	100.0
Total commercial real-estate	0.6	0.3	0.1	0.6	98.4	100.0
Home equity	0.8	—	0.2	0.4	98.6	100.0
Residential real estate	3.4	—	0.1	0.6	95.9	100.0
PCI - residential real estate (1)	—	34.5	1.1	—	64.4	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.3	0.3	0.6	98.2	100.0
Life insurance loans	—	—	0.4	0.4	99.2	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.3	0.1	0.1	0.8	98.7	100.0
Total loans, net of unearned income, excluding covered loans	0.5%	0.2%	0.2%	0.5%	98.6%	100.0%
Covered loans	2.4	10.3	1.7	2.2	83.4	100.0
Total loans, net of unearned income	0.6%	0.3%	0.3%	0.5%	98.3%	100.0%

Non-performing Assets, excluding covered assets
The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2014	2014	2013
Loans past due greater than 90 days and still accruing (1):
Commercial	$474	$—	$—
Commercial real-estate	—	—	230
Home equity	—	—	—
Residential real-estate	—	—	—
Premium finance receivables - commercial	7,665	7,115	8,842
Premium finance receivables - life insurance	—	—	—
Consumer and other	119	175	105
Total loans past due greater than 90 days and still accruing	8,258	7,290	9,177
Non-accrual loans (2):
Commercial	9,157	10,455	10,780
Commercial real-estate	26,605	27,363	46,658
Home equity	6,174	5,696	10,071
Residential real-estate	15,502	15,730	14,974
Premium finance receivables - commercial	12,705	14,110	10,537
Premium finance receivables - life insurance	—	—	—
Consumer and other	277	426	1,137
Total non-accrual loans	70,420	73,780	94,157
Total non-performing loans:
Commercial	9,631	10,455	10,780
Commercial real-estate	26,605	27,363	46,888
Home equity	6,174	5,696	10,071
Residential real-estate	15,502	15,730	14,974
Premium finance receivables - commercial	20,370	21,225	19,379
Premium finance receivables - life insurance	—	—	—
Consumer and other	395	601	1,242
Total non-performing loans	$78,677	$81,070	$103,334
Other real estate owned	36,419	41,506	43,398
Other real estate owned - from acquisition	9,223	8,871	7,056
Other repossessed assets	$303	$292	$542
Total non-performing assets	$124,622	$131,739	$154,330
TDRs performing under the contractual terms of the loan agreement	$69,697	$69,868	$78,610
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.25%	0.28%	0.33%
Commercial real-estate	0.59	0.61	1.11
Home equity	0.86	0.79	1.40
Residential real-estate	3.21	3.34	3.44
Premium finance receivables - commercial	0.87	0.89	0.89
Premium finance receivables - life insurance	—	—	—
Consumer and other	0.26	0.40	0.74
Total loans, net of unearned income	0.55%	0.58%	0.80%
Total non-performing assets as a percentage of total assets	0.62%	0.69%	0.85%
Allowance for loan losses as a percentage of total non-performing loans	116.56%	112.27%	93.80%
(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $12.6 million, $13.5 million and $28.5 million as of December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

Non-performing Commercial and Commercial Real Estate
Commercial non-performing loans totaled $9.6 million as of December 31, 2014 compared to $10.5 million as of September 30, 2014 and $10.8 million as of December 31, 2013. Commercial real estate non-performing loans totaled $26.6 million as of December 31, 2014 compared to $27.4 million as of September 30, 2014 and $46.9 million as of December 31, 2013.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected to occur upon the ultimate resolution of these credits.
Non-performing Residential Real Estate and Home Equity
Non-performing home equity and residential real estate loans totaled $21.7 million as of December 31, 2014. The balance remained relatively unchanged from September 30, 2014 and decreased $3.4 million from December 31, 2013. The December 31, 2014 non-performing balance is comprised of $15.5 million of residential real estate (74 individual credits) and $6.2 million of home equity loans (39 individual credits). On average, this is approximately 8 non-performing residential real estate loans and home equity loans per chartered bank within the Company. The Company believes control and collection of these loans is very manageable. At this time, management believes reserves are adequate to absorb inherent losses that may occur upon the ultimate resolution of these credits.
Non-performing Commercial Insurance Premium Finance Receivables
The table below presents the level of non-performing property and casualty premium finance receivables as of December 31, 2014, September 30, 2014 and December 31, 2013 and the amount of net charge-offs for the quarters then ended.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2014	2014	2013
Non-performing premium finance receivables - commercial	$20,370	$21,225	$19,379
- as a percent of premium finance receivables - commercial outstanding	0.87%	0.89%	0.89%
Net charge-offs (recoveries) of premium finance receivables - commercial	$1,244	$1,268	$1,165
- annualized as a percent of average premium finance receivables - commercial	0.21%	0.20%	0.21%
Fluctuations in this category may occur due to timing and nature of account collections from insurance carriers. The Company’s underwriting standards, regardless of the condition of the economy, have remained consistent. We anticipate that net charge-offs and non-performing asset levels in the near term will continue to be at levels that are within acceptable operating ranges for this category of loans. Management is comfortable with administering the collections at this level of non-performing property and casualty premium finance receivables and believes reserves are adequate to absorb inherent losses that may occur upon the ultimate resolution of these credits.
Due to the nature of collateral for commercial insurance premium finance receivables, it customarily takes 60-150 days to convert the collateral into cash. Accordingly, the level of non-performing commercial premium finance receivables is not necessarily indicative of the loss inherent in the portfolio. In the event of default, Wintrust has the power to cancel the insurance policy and collect the unearned portion of the premium from the insurance carrier. In the event of cancellation, the cash returned in payment of the unearned premium by the insurer should generally be sufficient to cover the receivable balance, the interest and other charges due. Due to notification requirements and processing time by most insurance carriers, many receivables will become delinquent beyond 90 days while the insurer is processing the return of the unearned premium. Management continues to accrue interest until maturity as the unearned premium is ordinarily sufficient to pay-off the outstanding balance and contractual interest due.

Nonperforming Loans Rollforward
The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2014	2014	2013	2014	2013
Balance at beginning of period	$81,070	$88,650	$123,261	$103,334	$118,083
Additions, net	6,797	10,389	18,285	37,984	94,076
Return to performing status	(1,533)	(3,745)	(10,070)	(8,345)	(11,692)
Payments received	(3,426)	(4,792)	(12,142)	(15,031)	(35,066)
Transfer to OREO and other repossessed assets	(866)	(2,782)	(1,516)	(23,402)	(21,531)
Charge-offs	(3,032)	(4,751)	(10,436)	(17,159)	(38,662)
Net change for niche loans (1)	(333)	(1,899)	(4,048)	1,296	(1,874)
Balance at end of period	$78,677	$81,070	$103,334	$78,677	$103,334

(1)	This includes activity for premium finance receivables and indirect consumer loans.
TDRs
The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2014	2014	2013
Accruing TDRs:
Commercial	$6,654	$5,517	$6,045
Commercial real estate	60,120	61,288	69,225
Residential real estate and other	2,923	3,063	3,340
Total accrual	$69,697	$69,868	$78,610
Non-accrual TDRs: (1)
Commercial	$922	$927	$1,343
Commercial real estate	7,503	9,153	24,310
Residential real estate and other	4,153	3,437	2,840
Total non-accrual	$12,578	$13,517	$28,493
Total TDRs:
Commercial	$7,576	$6,444	$7,388
Commercial real estate	67,623	70,441	93,535
Residential real estate and other	7,076	6,500	6,180
Total TDRs	$82,275	$83,385	$107,103
Weighted-average contractual interest rate of TDRs	4.09%	4.05%	4.12%

(1)	Included in total non-performing loans.
At December 31, 2014, the Company had $82.3 million in loans classified as TDRs. The $82.3 million in TDRs represents 145 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $83.4 million representing 145 credits at September 30, 2014 and decreased from $107.1 million representing 149 credits at December 31, 2013.

The table below presents a summary of TDRs as of December 31, 2014 and December 31, 2013, and shows the changes in the balance during the periods presented:
Three Months Ended December 31, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$6,444	$70,441	$6,500	$83,385
Additions during the period	1,461	1,405	949	3,815
Reductions:
Charge-offs	—	(559)	—	(559)
Transferred to OREO and other repossessed assets	—	—	—	—
Removal of TDR loan status (1)	—	—	—	—
Payments received	(329)	(3,664)	(373)	(4,366)
Balance at period end	$7,576	$67,623	$7,076	$82,275
Three Months Ended December 31, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$8,373	$100,788	$5,842	$115,003
Additions during the period	—	1,414	518	1,932
Reductions:
Charge-offs	(393)	(1,992)	(109)	(2,494)
Transferred to OREO and other repossessed assets	—	(1,111)	—	(1,111)
Removal of TDR loan status (1)	—	(1,003)	—	(1,003)
Payments received	(592)	(4,561)	(71)	(5,224)
Balance at period end	$7,388	$93,535	$6,180	$107,103

Year Ended December 31, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,388	$93,535	$6,180	$107,103
Additions during the period	1,549	8,582	1,836	11,967
Reductions:
Charge-offs	(51)	(6,875)	(479)	(7,405)
Transferred to OREO and other repossessed assets	(252)	(16,057)	—	(16,309)
Removal of TDR loan status (1)	(383)	—	—	(383)
Payments received	(675)	(11,562)	(461)	(12,698)
Balance at period end	$7,576	$67,623	$7,076	$82,275

(1)
Loan was previously classified as a TDR and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed at the time of a subsequent modification.

Year Ended December 31, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$17,995	$102,415	$6,063	$126,473
Additions during the period	708	19,676	2,296	22,680
Reductions:
Charge-offs	(3,146)	(8,658)	(369)	(12,173)
Transferred to OREO and other repossessed assets	(3,800)	(1,948)	(103)	(5,851)
Removal of TDR loan status (1)	(2,932)	(1,003)	—	(3,935)
Payments received	(1,437)	(16,947)	(1,707)	(20,091)
Balance at period end	$7,388	$93,535	$6,180	$107,103

(1)
Loan was previously classified as a TDR and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed at the time of a subsequent modification.

The Company’s approach to restructuring loans, excluding those acquired with evidence of credit quality deterioration since origination, is built on its credit risk rating system which requires credit management personnel to assign a credit risk rating to each loan at the time of each modification. In each case, the loan officer is responsible for recommending a credit risk rating for each loan and ensuring the credit risk ratings are appropriate. These credit risk ratings are then reviewed and approved by the bank’s chief credit officer and/or concurrence credit officer. Credit risk ratings are determined by evaluating a number of factors including a borrower’s financial strength, cash flow coverage, collateral protection and guarantees. The Company’s credit risk rating scale is one through ten with higher scores indicating higher risk. In the case of loans rated six or worse following modification, the Company’s Managed Assets Division evaluates the loan and the credit risk rating and determines that the loan has been restructured to be reasonably assured of repayment and of performance according to the modified terms and is supported by a current, well-documented credit assessment of the borrower’s financial condition and prospects for repayment under the revised terms.
A modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, with an existing credit risk rating of six or worse or a modification of any other credit, which will result in a restructured credit risk rating of six or worse must be reviewed for TDR classification. In that event, our Managed Assets Division conducts an overall credit and collateral review. A modification of a loan is considered to be a TDR if both (1) the borrower is experiencing financial difficulty and (2) for economic or legal reasons, the bank grants a concession to a borrower that it would not otherwise consider. The modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, where the credit risk rating is five or better both before and after such modification is not considered to be a TDR. Based on the Company’s credit risk rating system, it considers that borrowers whose credit risk rating is five or better are not experiencing financial difficulties and therefore, are not considered TDRs.

All credits determined to be a TDR will continue to be classified as a TDR in all subsequent periods, unless the borrower has been in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) and the modified interest rate represented a market rate at the time of a restructuring. The Managed Assets Division, in consultation with the respective loan officer, determines whether the modified interest rate represented a current market rate at the time of restructuring. Using knowledge of current market conditions and rates, competitive pricing on recent loan originations, and an assessment of various characteristics of the modified loan (including collateral position and payment history), an appropriate market rate for a new borrower with similar risk is determined. If the modified interest rate meets or exceeds this market rate for a new borrower with similar risk, the modified interest rate represents a market rate at the time of restructuring. Additionally, before removing a loan from TDR classification, a review of the current or previously measured impairment on the loan and any concerns related to future performance by the borrower is conducted. If concerns exist about the future ability of the borrower to meet its obligations under the loans based on a credit review by the Managed Assets Division, the TDR classification is not removed from the loan. Loans classified as TDRs that are re-modified subsequent to the initial determination will continue to be classified as TDRs following the re-modification, unless the requirements for removal from TDR classification discussed above are satisfied at the time of the re-modification.
TDRs are reviewed at the time of modification and on a quarterly basis to determine if a specific reserve is needed. The carrying amount of the loan is compared to the expected payments to be received, discounted at the loan’s original rate, or for collateral dependent loans, to the fair value of the collateral. Any shortfall is recorded as a specific reserve. The Company, in accordance with ASC 310-10, continues to individually measure impairment of these loans after the TDR classification is removed.
Each TDR was reviewed for impairment at December 31, 2014 and approximately $1.6 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For the three months ended December 31, 2014 and 2013, the Company recorded $195,000 and $174,000, respectively, in interest income representing this decrease in impairment. For the year ended December 31, 2014 and 2013, the Company recorded $724,000 and $901,000, respectively, in interest income representing this decrease in impairment.
Other Real Estate Owned
The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of December 31, 2014 and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2014	2014	2013
Balance at beginning of period	$50,377	$59,588	$55,250
Disposals/resolved	(4,367)	(12,196)	(6,891)
Transfers in at fair value, less costs to sell	1,641	3,150	1,816
Additions from acquisition	—	—	1,773
Fair value adjustments	(2,009)	(165)	(1,494)
Balance at end of period	$45,642	$50,377	$50,454

	Period End
	December 31,	September 30,	December 31,
Balance by Property Type	2014	2014	2013
Residential real estate	$7,779	$8,754	$5,452
Residential real estate development	3,245	3,135	3,859
Commercial real estate	34,618	38,488	41,143
Total	$45,642	$50,377	$50,454

Covered Assets

In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets. These loss share assets are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets are also separately measured from the related loans and foreclosed real estate and recorded separately on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce the loss share assets. Additional expected losses, to the extent such expected losses result in the recognition of an allowance for loan losses, will increase the loss share assets. The loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect of such assets in the loss share agreements. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will reduce the loss share assets. The increases in cash flows for the purchased loans are recognized as interest income prospectively.

The following table provides a comparative analysis for the period end balances of covered assets and any changes in the allowance for covered loan losses. The Company expects covered assets and the allowance for covered loan losses to continue to decrease in periods without FDIC-assisted acquisitions.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2014	2014	2013
Period End Balances:
Loans	$226,709	$254,605	$346,431
Other real estate owned	42,283	48,568	85,834
Other assets	757	2,242	2,879
FDIC Indemnification asset	11,846	27,359	85,672
Total covered assets	$281,595	$332,774	$520,816
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$2,655	$1,667	$12,924
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(3,059)	(818)	(269)
Benefit attributable to FDIC loss share agreements	2,448	654	215
Net provision for covered loan losses	(611)	(164)	(54)
Decrease in FDIC indemnification asset	(2,448)	(654)	(215)
Loans charged-off	(175)	(293)	(6,791)
Recoveries of loans charged-off	2,710	2,099	4,228
Net recoveries (charge-offs)	2,535	1,806	(2,563)
Balance at end of quarter	$2,131	$2,655	$10,092

Changes in Accretable Yield
The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended December 31, 2014		Three Months Ended December 31, 2013
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$83,744	$3,287	$117,030	$8,813
Acquisitions	—	—	3,451	—
Accretable yield amortized to interest income	(5,784)	(1,670)	(8,918)	(2,579)
Accretable yield amortized to indemnification asset(1)	(5,098)	—	(7,311)	—
Reclassification from non-accretable difference(2)	6,690	—	5,966	1,599
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(2,067)	—	(2,563)	421
Accretable yield, ending balance (3)	$77,485	$1,617	$107,655	$8,254

	Year Ended		Year Ended
	December 31, 2014		December 31, 2013
		Life Insurance		Life Insurance
	Bank	Premium	Bank	Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$107,655	$8,254	$143,224	$13,055
Acquisitions	—	—	5,428	—
Accretable yield amortized to interest income	(29,893)	(7,063)	(36,898)	(8,795)
Accretable yield amortized to indemnification asset(1)	(30,691)	—	(36,202)	—
Reclassification from non-accretable difference(2)	35,782	185	50,873	2,840
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(5,368)	241	(18,770)	1,154
Accretable yield, ending balance (3)	$77,485	$1,617	$107,655	$8,254

(1)	Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.

(2)	Reclassification is the result of subsequent increases in expected principal cash flows.

(3)
As of December 31, 2014, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $18.5 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Accretion to interest income from loans acquired in bank acquisitions totaled $5.8 million and $8.9 million in the fourth quarter of 2014 and 2013, respectively. For the years ended December 31, 2014 and 2013, the Company recorded accretion to interest income of $29.9 million and $36.9 million, respectively. These amounts include accretion from both covered and non-covered loans, and are included together within interest and fees on loans in the Consolidated Statements of Income.

Items Impacting Comparative Financial Results:
Acquisitions
On August 8, 2014, the Company, through its subsidiary Town Bank, completed its acquisition of certain branch offices and deposits of Talmer Bank & Trust. Through this transaction, Town Bank acquired 11 branch offices and approximately $360 million in deposits, prior to purchase accounting adjustments.

On July 11, 2014, the Company, through its subsidiary Town Bank, completed its acquisition of the Pewaukee, Wisconsin branch of THE National Bank. In addition to the banking facility, Town Bank acquired approximately $81 million in loans and approximately $36 million in deposits, prior to purchase accounting adjustments.

On May 16, 2014, the Company, through its subsidiary Hinsdale Bank and Trust Company ("Hinsdale Bank"), completed its acquisition of the Stone Park branch office and certain related deposits of Urban Partnership Bank.

On April 28, 2014, the Company, through its subsidiary First Insurance Funding of Canada, Inc., completed its acquisition of 100% of the shares of each of Policy Billing Services Inc. and Equity Premium Finance Inc., two affiliated Canadian insurance premium funding and payment services companies.

On February 28, 2014, the Company, through its subsidiary Lake Forest Bank and Trust Company ("Lake Forest Bank"), completed its acquisition of a bank branch from Baytree National Bank & Trust Company. In addition to the banking facility, Lake Forest Bank acquired certain assets and approximately $15 million of deposits.

On October 18, 2013, the Company completed its acquisition of Diamond Bancorp, Inc. ("Diamond"). Diamond was the parent company of Diamond Bank, FSB ("Diamond Bank"), which operated four banking locations in Chicago, Schaumburg, Elmhurst, and Northbrook, Illinois. As part of the transaction, Diamond Bank was merged into the Company's wholly-owned subsidiary bank, North Shore Community Bank and Trust Company. Diamond Bank had approximately $169 million in assets and $140 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $8.4 million on the acquisition.

On October 1, 2013, the Company, through its subsidiary, Barrington Bank and Trust Company, N.A. through its division Wintrust Mortgage, acquired certain assets and assumed certain liabilities of the mortgage banking business of Surety Financial Services ("Surety") of Sherman Oaks, California. Surety had five offices located in southern California which originated approximately $1.0 billion in the twelve months prior to the acquisition date.

On May 1, 2013, the Company completed its acquisition of First Lansing Bancorp, Inc. ("FLB"). FLB was the parent company of First National Bank of Illinois ("FNBI"). FNBI was headquartered in Lansing, Illinois and operated seven banking locations in the south and southwest suburbs of Chicago, as well as one location in northwest Indiana. As part of the transaction, FNBI merged into the Company's wholly-owned subsidiary bank, Old Plank Trail Community Bank, N.A. (“Old Plank Trail Bank”), and the seven banking locations acquired are operating as branches of Old Plank Trail Bank. FNBI had approximately $372 million in assets and approximately $330 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $14.0 million on the acquisition.

Divestiture of Previous FDIC-Assisted Acquisition
On February 1, 2013, Hinsdale Bank completed its divestiture of the deposits and current banking operations of Second Federal, which were acquired in an FDIC-assisted transaction on July 20, 2012, to an unaffiliated credit union. Through this transaction, the Company divested approximately $149 million of related deposits.

Announced Acquisition
On October 14, 2014, the Company announced the signing of a definitive agreement to acquire Delavan Bancshares, Inc. ("Delavan"). Delavan is the parent company of Community Bank CBD which operated four banking locations in southeastern Wisconsin. As of June 30, 2014, Community Bank CBD had approximately $142 million in loans and approximately $167 million in deposits.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Downers Grove, Elgin, Evergreen Park, Frankfort, Geneva, Glencoe, Glen Ellyn, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lindenhurst, Lynwood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Orland Park, Palatine, Park Ridge, Plainfield, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Darlington, Delafield, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomenee Falls, Monroe, Pewaukee, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

• First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.
• First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
• Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
• Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.
• Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
• Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
• The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2013 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	market conditions in the commercial real estate market in the Chicago metropolitan area;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss- sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	a lowering of our credit rating;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances after the date of the press release.

Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY
The Company will hold a conference call at 1:00 p.m. (CT) Friday, January 16, 2015 regarding fourth quarter 2014 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #63481710. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the fourth quarter 2014 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Selected Financial Condition Data (at end of period):
Total assets	$20,010,727	$19,169,345	$18,895,681	$18,221,163	$18,097,783
Total loans, excluding loans held-for-sale and covered loans	14,409,398	14,052,059	13,749,996	13,133,160	12,896,602
Total deposits	16,281,844	16,065,246	15,556,376	15,129,045	14,668,789
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Total shareholders’ equity	2,069,822	2,028,508	1,998,235	1,940,143	1,900,589
Selected Statements of Income Data:
Net interest income	153,719	151,670	149,180	144,006	142,308
Net revenue (1)	211,376	209,622	203,282	189,535	188,669
Net income	38,133	40,224	38,541	34,500	35,288
Net income per common share – Basic	$0.78	$0.83	$0.79	$0.71	$0.82
Net income per common share – Diluted	$0.75	$0.79	$0.76	$0.68	$0.70
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.46%	3.46%	3.62%	3.61%	3.53%
Non-interest income to average assets	1.18%	1.20%	1.19%	1.03%	1.03%
Non-interest expense to average assets	2.94%	2.87%	2.93%	2.96%	2.82%
Net overhead ratio (2) (3)	1.76%	1.67%	1.74%	1.93%	1.79%
Efficiency ratio (2) (4)	67.59%	65.76%	65.36%	69.02%	65.95%
Return on average assets	0.78%	0.83%	0.84%	0.78%	0.78%
Return on average common equity	7.51%	8.09%	8.03%	7.43%	7.56%
Return on average tangible common equity (2)	9.82%	10.59%	10.43%	9.71%	9.92%
Average total assets	$19,366,670	$19,127,346	$18,302,942	$17,980,943	$17,835,999
Average total shareholders’ equity	2,057,855	2,020,903	1,971,656	1,923,649	1,895,498
Average loans to average deposits ratio (excluding covered loans)	89.5%	90.1%	90.4%	89.4%	88.9%
Average loans to average deposits ratio (including covered loans)	91.0	91.8	92.3	91.6	91.6
Common Share Data at end of period:
Market price per common share	$46.76	$44.67	$46.00	$48.66	$46.12
Book value per common share (2)	$41.52	$40.74	$40.21	$39.21	$38.47
Tangible common book value per share (2)	$32.45	$31.60	$31.64	$30.74	$29.93
Common shares outstanding	46,805,055	46,691,047	46,552,905	46,258,960	46,116,583
Other Data at end of period:(8)
Leverage Ratio(5)	10.2%	10.0%	10.5%	10.4%	10.5%
Tier 1 Capital to risk-weighted assets (5)	11.7%	11.7%	11.7%	12.0%	12.2%
Total capital to risk-weighted assets (5)	13.1%	13.1%	13.2%	12.6%	12.9%
Tangible common equity ratio (TCE) (2) (7)	7.8%	7.9%	8.0%	8.0%	7.8%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.4%	8.6%	8.7%	8.7%	8.5%
Allowance for credit losses (6)	$92,480	$91,841	$93,137	$93,012	$97,641
Non-performing loans	78,677	81,070	88,650	90,124	103,334
Allowance for credit losses to total loans (6)	0.64%	0.65%	0.68%	0.71%	0.76%
Non-performing loans to total loans	0.55%	0.58%	0.64%	0.69%	0.80%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	140	139	127	126	124

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2014	2014	2014	2014	2013
Assets
Cash and due from banks	$225,136	$260,694	$349,013	$330,262	$253,408
Federal funds sold and securities purchased under resale agreements	5,571	26,722	7,965	12,476	10,456
Interest bearing deposits with banks	998,437	620,370	506,871	540,964	495,574
Available-for-sale securities, at fair value	1,792,078	1,782,648	1,824,240	1,949,697	2,176,290
Trading account securities	1,206	6,015	2,234	1,068	497
Federal Home Loan Bank and Federal Reserve Bank stock	91,582	80,951	84,531	78,524	79,261
Brokerage customer receivables	24,221	26,624	28,199	26,884	30,953
Mortgage loans held-for-sale	351,290	363,303	363,627	215,231	334,327
Loans, net of unearned income, excluding covered loans	14,409,398	14,052,059	13,749,996	13,133,160	12,896,602
Covered loans	226,709	254,605	275,154	312,478	346,431
Total loans	14,636,107	14,306,664	14,025,150	13,445,638	13,243,033
Less: Allowance for loan losses	91,705	91,019	92,253	92,275	96,922
Less: Allowance for covered loan losses	2,131	2,655	1,667	3,447	10,092
Net loans	14,542,271	14,212,990	13,931,230	13,349,916	13,136,019
Premises and equipment, net	555,228	555,241	535,281	531,763	531,947
FDIC indemnification asset	11,846	27,359	46,115	60,298	85,672
Accrued interest receivable and other assets	501,882	494,213	525,394	549,705	569,619
Trade date securities receivable	485,534	285,627	292,366	182,600	—
Goodwill	405,634	406,604	381,721	373,725	374,547
Other intangible assets	18,811	19,984	16,894	18,050	19,213
Total assets	$20,010,727	$19,169,345	$18,895,681	$18,221,163	$18,097,783
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$3,518,685	$3,253,477	$3,072,430	$2,773,922	$2,721,771
Interest bearing	12,763,159	12,811,769	12,483,946	12,355,123	11,947,018
Total deposits	16,281,844	16,065,246	15,556,376	15,129,045	14,668,789
Federal Home Loan Bank advances	733,050	347,500	580,582	387,672	417,762
Other borrowings	196,465	51,483	43,716	231,086	255,104
Subordinated notes	140,000	140,000	140,000	—	—
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Trade date securities payable	3,828	—	—	—	303,088
Accrued interest payable and other liabilities	336,225	287,115	327,279	283,724	302,958
Total liabilities	17,940,905	17,140,837	16,897,446	16,281,020	16,197,194
Shareholders’ Equity:
Preferred stock	126,467	126,467	126,467	126,477	126,477
Common stock	46,881	46,766	46,627	46,332	46,181
Surplus	1,133,955	1,129,975	1,125,551	1,122,233	1,117,032
Treasury stock	(3,549)	(3,519)	(3,449)	(3,380)	(3,000)
Retained earnings	803,400	771,519	737,542	705,234	676,935
Accumulated other comprehensive loss	(37,332)	(42,700)	(34,503)	(56,753)	(63,036)
Total shareholders’ equity	2,069,822	2,028,508	1,998,235	1,940,143	1,900,589
Total liabilities and shareholders’ equity	$20,010,727	$19,169,345	$18,895,681	$18,221,163	$18,097,783

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2014	2014	2014	2014	2013
Interest income
Interest and fees on loans	$157,476	$156,534	$151,984	$147,030	$149,528
Interest bearing deposits with banks	495	409	319	249	435
Federal funds sold and securities purchased under resale agreements	3	12	6	4	4
Available-for-sale securities	13,761	12,767	13,309	13,114	9,690
Trading account securities	45	20	5	9	(2)
Federal Home Loan Bank and Federal Reserve Bank stock	749	733	727	711	709
Brokerage customer receivables	186	201	200	209	218
Total interest income	172,715	170,676	166,550	161,326	160,582
Interest expense
Interest on deposits	12,431	12,298	11,759	11,923	12,488
Interest on Federal Home Loan Bank advances	2,534	2,641	2,705	2,643	2,700
Interest on other borrowings	313	200	510	750	1,145
Interest on subordinated notes	1,776	1,776	354	—	16
Interest on junior subordinated debentures	1,942	2,091	2,042	2,004	1,925
Total interest expense	18,996	19,006	17,370	17,320	18,274
Net interest income	153,719	151,670	149,180	144,006	142,308
Provision for credit losses	6,133	5,864	6,660	1,880	3,850
Net interest income after provision for credit losses	147,586	145,806	142,520	142,126	138,458
Non-interest income
Wealth management	18,649	17,659	18,222	16,813	16,265
Mortgage banking	24,694	26,691	23,804	16,428	19,296
Service charges on deposit accounts	6,189	6,084	5,688	5,346	5,230
Gains (losses) on available-for-sale securities, net	18	(153)	(336)	(33)	(3,328)
Fees from covered call options	2,966	2,107	1,244	1,542	1,856
Trading (losses) gains, net	(507)	293	(743)	(652)	(278)
Other	5,648	5,271	6,223	6,085	7,320
Total non-interest income	57,657	57,952	54,102	45,529	46,361
Non-interest expense
Salaries and employee benefits	87,633	85,976	81,963	79,934	74,049
Equipment	7,555	7,570	7,223	7,403	7,260
Occupancy, net	11,600	10,446	9,850	10,993	9,994
Data processing	5,313	4,765	4,543	4,715	4,831
Advertising and marketing	3,669	3,528	3,558	2,816	3,517
Professional fees	4,039	4,035	4,046	3,454	4,132
Amortization of other intangible assets	1,171	1,202	1,156	1,163	1,189
FDIC insurance	2,810	3,211	3,196	2,951	3,036
OREO expenses, net	2,320	581	2,490	3,976	2,671
Other	17,331	17,186	15,566	13,910	16,318
Total non-interest expense	143,441	138,500	133,591	131,315	126,997
Income before taxes	61,802	65,258	63,031	56,340	57,822
Income tax expense	23,669	25,034	24,490	21,840	22,534
Net income	$38,133	$40,224	$38,541	$34,500	$35,288
Preferred stock dividends and discount accretion	$1,580	$1,581	$1,581	$1,581	$1,581
Net income applicable to common shares	$36,553	$38,643	$36,960	$32,919	$33,707
Net income per common share - Basic	$0.78	$0.83	$0.79	$0.71	$0.82
Net income per common share - Diluted	$0.75	$0.79	$0.76	$0.68	$0.70
Cash dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$—
Weighted average common shares outstanding	46,734	46,639	46,520	46,195	40,954
Dilutive potential common shares	4,243	4,241	4,402	4,509	9,598
Average common shares and dilutive common shares	50,977	50,880	50,922	50,704	50,552

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013
Balance:
Commercial	$3,924,394	$3,689,671	$3,640,430	$3,439,197	$3,253,687
Commercial real estate	4,505,753	4,510,375	4,353,472	4,262,255	4,230,035
Home equity	716,293	720,058	713,642	707,748	719,137
Residential real-estate	483,542	470,319	451,905	426,769	434,992
Premium finance receivables - commercial	2,350,833	2,377,892	2,378,529	2,208,361	2,167,565
Premium finance receivables - life insurance	2,277,571	2,134,405	2,051,645	1,929,334	1,923,698
Consumer and other (1)	151,012	149,339	160,373	159,496	167,488
Total loans, net of unearned income, excluding covered loans	$14,409,398	$14,052,059	$13,749,996	$13,133,160	$12,896,602
Covered loans	226,709	254,605	275,154	312,478	346,431
Total loans, net of unearned income	$14,636,107	$14,306,664	$14,025,150	$13,445,638	$13,243,033
Mix:
Commercial	26%	26%	26%	26%	25%
Commercial real estate	31	31	31	32	32
Home equity	5	5	5	5	5
Residential real-estate	3	3	3	3	3
Premium finance receivables - commercial	16	17	17	17	16
Premium finance receivables - life insurance	16	15	15	14	15
Consumer and other (1)	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	98%	98%	98%	98%	97%
Covered loans	2	2	2	2	3
Total loans, net of unearned income	100%	100%	100%	100%	100%

(1)	Includes autos, boats, snowmobiles and other indirect consumer loans.
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013
Balance:
Non-interest bearing	$3,518,685	$3,253,477	$3,072,430	$2,773,922	$2,721,771
NOW and interest bearing demand deposits	2,236,089	2,086,099	2,002,868	1,983,251	1,953,882
Wealth Management deposits (1)	1,226,916	1,212,317	1,220,102	1,289,134	1,013,850
Money Market	3,651,467	3,744,682	3,591,540	3,454,271	3,359,999
Savings	1,508,877	1,465,250	1,427,222	1,443,943	1,392,575
Time certificates of deposit	4,139,810	4,303,421	4,242,214	4,184,524	4,226,712
Total deposits	$16,281,844	$16,065,246	$15,556,376	$15,129,045	$14,668,789
Mix:
Non-interest bearing	22%	20%	20%	18%	19%
NOW and interest bearing demand deposits	14	13	13	13	13
Wealth Management deposits (1)	8	8	8	8	7
Money Market	22	23	23	23	23
Savings	9	9	9	10	9
Time certificates of deposit	25	27	27	28	29
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013
Net interest income	$154,599	$152,498	$149,952	$144,696	$142,880
Call option income	2,966	2,107	1,244	1,542	1,856
Net interest income including call option income	$157,565	$154,605	$151,196	$146,238	$144,736
Yield on earning assets	3.89%	3.90%	4.03%	4.04%	3.98%
Rate on interest-bearing liabilities	0.55	0.56	0.53	0.54	0.56
Rate spread	3.34%	3.34%	3.50%	3.50%	3.42%
Net free funds contribution	0.12	0.12	0.12	0.11	0.11
Net interest margin	3.46	3.46	3.62	3.61	3.53
Call option income	0.07	0.05	0.03	0.04	0.05
Net interest margin including call option income	3.53%	3.51%	3.65%	3.65%	3.58%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Years Ended December 31,
(Dollars in thousands)	2014	2013	2012	2011	2010
Net interest income	$601,744	$552,887	$521,463	$463,071	$417,564
Call option income	7,859	4,773	10,476	13,570	2,235
Net interest income including call option income	$609,603	$557,660	$531,939	$476,641	$419,799
Yield on earning assets	3.96%	4.01%	4.21%	4.49%	4.80%
Rate on interest-bearing liabilities	0.55	0.62	0.86	1.23	1.61
Rate spread	3.41%	3.39%	3.35%	3.26%	3.19%
Net free funds contribution	0.12	0.11	0.14	0.16	0.18
Net interest margin	3.53	3.50	3.49	3.42	3.37
Call option income	0.05	0.03	0.07	0.10	0.02
Net interest margin including call option income	3.58%	3.53%	3.56%	3.52%	3.39%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2014	2014	2014	2014	2013
Liquidity management assets	$2,972,220	$2,814,720	$2,607,980	$2,646,720	$2,613,876
Other earning assets	29,699	28,702	27,463	28,925	28,746
Loans, net of unearned income	14,469,745	14,359,467	13,710,535	13,278,122	13,043,666
Covered loans	244,139	262,310	292,553	325,885	388,148
Total earning assets	$17,715,803	$17,465,199	$16,638,531	$16,279,652	$16,074,436
Allowance for loan and covered loan losses	(97,506)	(96,463)	(98,255)	(110,304)	(122,060)
Cash and due from banks	243,080	237,402	232,716	223,324	237,138
Other assets	1,505,293	1,521,208	1,529,950	1,588,271	1,646,485
Total assets	$19,366,670	$19,127,346	$18,302,942	$17,980,943	$17,835,999
Interest-bearing deposits	$12,771,359	$12,695,780	$12,284,444	$12,121,185	$11,945,314
Federal Home Loan Bank advances	335,198	380,083	446,778	388,975	389,583
Other borrowings	84,795	54,653	148,135	244,950	251,168
Subordinated notes	140,000	140,000	27,692	—	4,022
Junior subordinated notes	249,493	249,493	249,493	249,493	249,493
Total interest-bearing liabilities	$13,580,845	$13,520,009	$13,156,542	$13,004,603	$12,839,580
Non-interest bearing deposits	3,398,774	3,233,937	2,880,501	2,726,872	2,723,360
Other liabilities	329,196	352,497	294,243	325,819	377,561
Equity	2,057,855	2,020,903	1,971,656	1,923,649	1,895,498
Total liabilities and shareholders’ equity	$19,366,670	$19,127,346	$18,302,942	$17,980,943	$17,835,999
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Yield earned on:
Liquidity management assets	2.08%	2.03%	2.28%	2.23%	1.70%
Other earning assets	3.40	3.21	3.02	3.12	2.95
Loans, net of unearned income	4.21	4.19	4.25	4.29	4.32
Covered loans	6.80	8.03	9.73	8.64	7.85
Total earning assets	3.89%	3.90%	4.03%	4.04%	3.98%
Rate paid on:
Interest-bearing deposits	0.39%	0.38%	0.38%	0.40%	0.41%
Federal Home Loan Bank advances	3.00	2.76	2.43	2.76	2.75
Other borrowings	1.47	1.45	1.38	1.24	1.81
Subordinated notes	5.07	5.07	5.06	—	1.56
Junior subordinated notes	3.04	3.28	3.24	3.21	3.02
Total interest-bearing liabilities	0.55%	0.56%	0.53%	0.54%	0.56%
Interest rate spread	3.34%	3.34%	3.50%	3.50%	3.42%
Net free funds/contribution	0.12	0.12	0.12	0.11	0.11
Net interest income/margin	3.46%	3.46%	3.62%	3.61%	3.53%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2014	2014	2014	2014	2013
Brokerage	$7,892	$7,185	$8,270	$7,091	$7,200
Trust and asset management	10,757	10,474	9,952	9,722	9,065
Total wealth management	18,649	17,659	18,222	16,813	16,265
Mortgage banking	24,694	26,691	23,804	16,428	19,296
Service charges on deposit accounts	6,189	6,084	5,688	5,346	5,230
Gains (losses) on available-for-sale securities, net	18	(153)	(336)	(33)	(3,328)
Fees from covered call options	2,966	2,107	1,244	1,542	1,856
Trading (losses) gains, net	(507)	293	(743)	(652)	(278)
Other:
Interest rate swap fees	1,119	1,207	1,192	951	1,537
Bank Owned Life Insurance	661	652	675	712	1,074
Administrative services	1,107	990	938	859	878
Miscellaneous	2,761	2,422	3,418	3,563	3,831
Total other income	5,648	5,271	6,223	6,085	7,320
Total Non-Interest Income	$57,657	$57,952	$54,102	$45,529	$46,361
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2014	2014	2014	2014	2013
Salaries and employee benefits:
Salaries	$45,255	$45,471	$43,349	$43,736	$43,832
Commissions and incentive compensation	28,369	27,885	25,398	21,534	18,009
Benefits	14,009	12,620	13,216	14,664	12,208
Total salaries and employee benefits	87,633	85,976	81,963	79,934	74,049
Equipment	7,555	7,570	7,223	7,403	7,260
Occupancy, net	11,600	10,446	9,850	10,993	9,994
Data processing	5,313	4,765	4,543	4,715	4,831
Advertising and marketing	3,669	3,528	3,558	2,816	3,517
Professional fees	4,039	4,035	4,046	3,454	4,132
Amortization of other intangible assets	1,171	1,202	1,156	1,163	1,189
FDIC insurance	2,810	3,211	3,196	2,951	3,036
OREO expenses, net	2,320	581	2,490	3,976	2,671
Other:
Commissions - 3rd party brokers	1,470	1,621	1,633	1,657	1,439
Postage	1,724	1,427	1,465	1,429	1,622
Miscellaneous	14,137	14,138	12,468	10,824	13,257
Total other expense	17,331	17,186	15,566	13,910	16,318
Total Non-Interest Expense	$143,441	$138,500	$133,591	$131,315	$126,997

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013
Allowance for loan losses at beginning of period	$91,019	$92,253	$92,275	$96,922	$107,188
Provision for credit losses	6,744	6,028	6,813	3,304	3,904
Other adjustments	(236)	(335)	(105)	(148)	(195)
Reclassification from/(to) allowance for unfunded lending-related commitments	46	62	(146)	(18)	504
Charge-offs:
Commercial	289	832	2,384	648	5,209
Commercial real estate	4,434	4,510	2,351	4,493	7,517
Home equity	150	748	730	2,267	1,468
Residential real estate	630	205	689	226	385
Premium finance receivables - commercial	1,463	1,557	1,492	1,210	1,395
Premium finance receivables - life insurance	4	—	—	—	14
Consumer and other	156	250	213	173	637
Total charge-offs	7,126	8,102	7,859	9,017	16,625
Recoveries:
Commercial	315	296	270	317	336
Commercial real estate	572	275	342	145	1,302
Home equity	57	99	122	257	56
Residential real estate	19	111	74	131	202
Premium finance receivables - commercial	219	289	312	319	230
Premium finance receivables - life insurance	6	1	2	2	2
Consumer and other	70	42	153	61	18
Total recoveries	1,258	1,113	1,275	1,232	2,146
Net charge-offs	(5,868)	(6,989)	(6,584)	(7,785)	(14,479)
Allowance for loan losses at period end	$91,705	$91,019	$92,253	$92,275	$96,922
Allowance for unfunded lending-related commitments at period end	775	822	884	737	719
Allowance for credit losses at period end	$92,480	$91,841	$93,137	$93,012	$97,641
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	—%	0.06%	0.24%	0.04%	0.61%
Commercial real estate	0.34	0.38	0.19	0.41	0.59
Home equity	0.05	0.36	0.34	1.14	0.77
Residential real estate	0.30	0.05	0.35	0.06	0.10
Premium finance receivables - commercial	0.21	0.20	0.20	0.16	0.21
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.19	0.49	0.14	0.26	1.33
Total loans, net of unearned income, excluding covered loans	0.16%	0.19%	0.19%	0.24%	0.44%
Net charge-offs as a percentage of the provision for credit losses	86.98%	115.95%	96.62%	235.65%	370.90%
Loans at period-end	$14,409,398	$14,052,059	$13,749,996	$13,133,160	$12,896,602
Allowance for loan losses as a percentage of loans at period end	0.64%	0.65%	0.67%	0.70%	0.75%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.65%	0.68%	0.71%	0.76%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013
Loans past due greater than 90 days and still accruing (1):
Commercial	$474	$—	$—	$387	$—
Commercial real-estate	—	—	309	—	230
Home equity	—	—	—	—	—
Residential real-estate	—	—	—	—	—
Premium finance receivables - commercial	7,665	7,115	10,275	6,808	8,842
Premium finance receivables - life insurance	—	—	649	—	—
Consumer and other	119	175	73	57	105
Total loans past due greater than 90 days and still accruing	8,258	7,290	11,306	7,252	9,177
Non-accrual loans (2):
Commercial	9,157	10,455	6,511	11,782	10,780
Commercial real-estate	26,605	27,363	36,321	33,733	46,658
Home equity	6,174	5,696	5,804	7,311	10,071
Residential real-estate	15,502	15,730	15,294	14,385	14,974
Premium finance receivables - commercial	12,705	14,110	12,298	14,517	10,537
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	277	426	1,116	1,144	1,137
Total non-accrual loans	70,420	73,780	77,344	82,872	94,157
Total non-performing loans:
Commercial	9,631	10,455	6,511	12,169	10,780
Commercial real-estate	26,605	27,363	36,630	33,733	46,888
Home equity	6,174	5,696	5,804	7,311	10,071
Residential real-estate	15,502	15,730	15,294	14,385	14,974
Premium finance receivables - commercial	20,370	21,225	22,573	21,325	19,379
Premium finance receivables - life insurance	—	—	649	—	—
Consumer and other	395	601	1,189	1,201	1,242
Total non-performing loans	$78,677	$81,070	$88,650	$90,124	$103,334
Other real estate owned	36,419	41,506	51,673	47,656	43,398
Other real estate owned - from acquisition	9,223	8,871	7,915	6,475	7,056
Other repossessed assets	$303	$292	$311	$426	$542
Total non-performing assets	$124,622	$131,739	$148,549	$144,681	$154,330
TDRs performing under the contractual terms of the loan agreement	69,697	69,868	72,199	74,622	78,610
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.25%	0.28%	0.18%	0.35%	0.33%
Commercial real-estate	0.59	0.61	0.84	0.79	1.11
Home equity	0.86	0.79	0.81	1.03	1.40
Residential real-estate	3.21	3.34	3.38	3.37	3.44
Premium finance receivables - commercial	0.87	0.89	0.95	0.97	0.89
Premium finance receivables - life insurance	—	—	0.03	—	—
Consumer and other	0.26	0.40	0.74	0.75	0.74
Total loans, net of unearned income	0.55%	0.58%	0.64%	0.69%	0.80%
Total non-performing assets as a percentage of total assets	0.62%	0.69%	0.79%	0.79%	0.85%
Allowance for loan losses as a percentage of total non-performing loans	116.56%	112.27%	104.06%	102.39%	93.80%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included in TDRs totaling $12.6 million, $13.5 million, $15.9 million, $17.9 million and $28.5 million as of December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013.